UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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of the Securities Exchange Act of 1934

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☐	Soliciting Material Under § 240.14a-12

Prestige Consumer Healthcare Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PRESTIGE CONSUMER HEALTHCARE INC.

660 White Plains Road
Tarrytown, New York 10591
Telephone: (800) 831-7105

Dear Stockholder:	June 28, 2019

You are cordially invited to attend our 2019 Annual Meeting of Stockholders, which will be held on Tuesday, July 30, 2019, at 10:00 a.m. (Eastern Daylight Time), at the Company’s offices, 660 White Plains Road, Tarrytown, New York 10591. This letter accompanies a copy of our Annual Report for the fiscal year ended March 31, 2019, Notice of Annual Meeting of Stockholders, Proxy Statement, and proxy card. These materials provide further information concerning the Annual Meeting.

At this year’s Annual Meeting, the agenda includes the following three proposals:

(i)	the election of the seven directors nominated by the Board of Directors and named in our Proxy Statement;

(ii)	the ratification of the appointment of our independent registered public accounting firm for 2020; and

(iii)	a non-binding resolution to approve the compensation of our named executive officers as disclosed in our Proxy Statement.

The Company’s Board of Directors recommends that you vote FOR the proposals set forth above.

Members of the Board of Directors, our executive officers and representatives from our independent registered public accounting firm will be present at the Annual Meeting to answer any appropriate questions you may have.

It is important that your shares be represented and voted at the Annual Meeting, regardless of the number of shares you own. Accordingly, even if you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope, or vote by the Internet according to the instructions on your proxy card. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Ronald M. Lombardi
President, Chief Executive Officer and
Chairman of the Board

Prestige Consumer Healthcare Inc.

660 White Plains Road
Tarrytown, New York 10591
Telephone: (800) 831-7105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

July 30, 2019
10:00 a.m. Eastern Daylight Time

The 2019 Annual Meeting of Stockholders of Prestige Consumer Healthcare Inc. will be held on Tuesday, July 30, 2019, at 10:00 a.m. (Eastern Daylight Time), at the Company’s offices, 660 White Plains Road, Tarrytown, New York 10591. The Annual Meeting is being held for the following purposes:

1.	To elect the seven directors nominated by the Board of Directors and named in the accompanying Proxy Statement to serve until the 2020 Annual Meeting of Stockholders or until their earlier death, removal or resignation;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Prestige Consumer Healthcare Inc. for the fiscal year ending March 31, 2020;

3.	To vote on a non-binding resolution to approve the compensation of our named executive officers as disclosed in our Proxy Statement; and

4.	To conduct other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof, including proposals to adjourn or postpone the meeting.

Only stockholders of record at the close of business on June 13, 2019 will be entitled to vote at the Annual Meeting.

Accompanying this Notice of Annual Meeting of Stockholders is a Proxy Statement, related proxy card with a postage paid return envelope, and our Annual Report for our fiscal year ended March 31, 2019. The Annual Report contains financial and other information that is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting material.

By Order of the Board of Directors

William C. P’Pool
Senior Vice President, General Counsel & Corporate Secretary

June 28, 2019

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD OR VOTE BY THE INTERNET. A SELF-ADDRESSED POSTAGE PAID RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY BY FOLLOWING THE INSTRUCTIONS ON PAGE 4 OF THE PROXY STATEMENT. If you own shares in a brokerage account, your broker cannot vote your shares for proposals regarding the election of our directors or approval of the compensation of our named executive officers unless you provide voting instructions to your broker. Therefore, it is very important that you exercise your right as a stockholder and vote on all proposals.

ANNUAL MEETING OF STOCKHOLDERS

OF

PRESTIGE CONSUMER HEALTHCARE INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

OF

PRESTIGE CONSUMER HEALTHCARE INC.

660 White Plains Road

Tarrytown, New York 10591

Telephone: (800) 831-7105

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON JULY 30, 2019: THIS PROXY STATEMENT, THE PROXY CARD AND THE 2019 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT THE “INVESTORS” TAB OF WWW.PRESTIGECONSUMERHEALTHCARE.COM, OUR INTERNET WEBSITE.

YOU CAN SUBMIT A REQUEST FOR A COPY OF THE PROXY STATEMENT, ANNUAL REPORT AND FORM OF PROXY FOR ANY FUTURE STOCKHOLDER MEETINGS (INCLUDING THE MEETING OF STOCKHOLDERS TO BE HELD ON JULY 30, 2019 TO 1-800-831-7105, PROXY@PRESTIGEBRANDS.COM OR THE “CONTACT US” TAB AT WWW.PRESTIGECONSUMERHEALTHCARE.COM. YOU CAN ALSO CONTACT US AT THE PHONE NUMBER, E-MAIL ADDRESS AND WEBSITE SET FORTH ABOVE TO REQUEST DIRECTIONS TO THE LOCATION OF THE ANNUAL MEETING OF STOCKHOLDERS SO THAT YOU MAY ATTEND THE MEETING AND VOTE IN PERSON.

GENERAL INFORMATION

What is this document?

This document is the Proxy Statement of Prestige Consumer Healthcare Inc. for the 2019 Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Daylight Time, on Tuesday, July 30, 2019 at the Company’s offices, 660 White Plains Road, Tarrytown, New York 10591. A proxy card is included. This Proxy Statement and the proxy card are first being mailed or given to stockholders on or about June 28, 2019.

We have tried to make this document simple and easy to understand. The Securities and Exchange Commission (“SEC”) encourages companies to use “plain English,” and we will always try to communicate with you clearly and effectively. We refer to Prestige Consumer Healthcare Inc. throughout this document as “we” or “us” or the “Company.” In addition, throughout this document, “2020” refers to our fiscal year ending March 31, 2020, “2019” refers to our fiscal year ended March 31, 2019, “2018” refers to our fiscal year ended March 31, 2018 and “2017” refers to our fiscal year ended March 31, 2017.

Why am I receiving this document?

You are receiving this document because you were one of our stockholders at the close of business on June 13, 2019, the record date for our 2019 Annual Meeting. We are furnishing this Proxy Statement and the enclosed proxy card to you to solicit your proxy (i.e., your permission) to vote your stock in connection with certain matters at the Annual Meeting.

If your shares are held by a bank or brokerage firm, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in “street name,” your bank or brokerage firm forwarded these proxy materials, along with a voting instruction card, to you.

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What is a proxy?

A proxy is your legal designation of another person, called a “proxy,” to vote the stock you own. The document that designates someone as your proxy is also called a proxy or a proxy card.

Giving us your proxy means that you authorize the proxy holders identified on the enclosed proxy card — Christine Sacco and William C. P’Pool — to vote your shares at the Annual Meeting in the manner you direct.

Who is soliciting my vote?

In this Proxy Statement, the Board of Directors (the “Board” or “your Board”) is soliciting your vote for matters being submitted for stockholder approval at the Annual Meeting.

Will anyone be compensated to solicit my vote?

The cost of proxy solicitation, including the cost of preparing, assembling, printing, mailing and distributing these proxy materials, will be paid by the Company. Our directors, officers and employees will not receive additional compensation for their proxy solicitation efforts, but they may be reimbursed for out-of-pocket expenses in connection with any solicitation. We also may reimburse custodians, nominees and fiduciaries for their expenses in sending proxies and proxy material to beneficial owners of our stock.

Who may attend the Annual Meeting?

Only stockholders, their proxy holders and our invited guests may attend the Annual Meeting. For security reasons, we may require photo identification for admission. If your shares are held in “street name” by a broker, bank or other nominee, please bring a copy of the account statement reflecting your ownership of our common stock as of June 13, 2019, so that we may verify your stockholder status.

What if I have a disability?

If you are disabled and would like to participate in the Annual Meeting, we can provide reasonable assistance. Please send any request for assistance to Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary, at least two weeks before the meeting.

What is Prestige Consumer Healthcare and where is it located?

Prestige Consumer Healthcare Inc., formerly known as Prestige Brands Holdings, Inc., is a holding company incorporated under the laws of the State of Delaware that, through its wholly-owned subsidiaries, markets and distributes well-recognized, brand name over-the-counter healthcare products throughout the U.S. and Canada, and in certain international markets. Major brands include Monistat®, Nix®, Chloraseptic®, Clear Eyes®, Compound W®, DenTek®, Luden’s®, Dramamine®, BC®, Goody’s®, Debrox®, Pedia-Lax®, Fleet®, Summer’s Eve®, Boudreaux’s Butt Paste®, Hydralyte®, Fess®, as well as Gaviscon® in Canada. Our principal executive offices are located at 660 White Plains Road, Tarrytown, New York 10591. Our telephone number is (800) 831-7105.

Where is our common stock traded?

  Our common stock is traded and quoted on the New York Stock Exchange (“NYSE”) under the symbol “PBH.”

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VOTING MATTERS

What am I voting on?

You are being asked to vote on the following:

•	the election of the seven directors nominated by the Board of Directors and named as nominees in this Proxy Statement;

•	the ratification of the appointment of our independent registered public accounting firm for 2020; and

•	a non-binding resolution approving the compensation of our named executive officers as disclosed in this Proxy Statement.

What are the Board’s recommendations on the proposals?

The Board unanimously recommends that you vote your shares as follows:

•	FOR the election of the following seven individuals nominated by the Board for election as directors: Ronald M. Lombardi, Gary E. Costley, John E. Byom, Sheila A. Hopkins, James M. Jenness, Natale S. Ricciardi and Christopher J. Coughlin;

•	FOR the ratification of the appointment of our independent registered public accounting firm for 2020; and

•	FOR the approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on June 13, 2019. Each share of common stock is entitled to one vote. As of June 13, 2019, there were 51,203,040 shares of our common stock outstanding. A list of our stockholders will be open to the examination of any stockholder, for any purpose relevant to the meeting, at our headquarters for a period of 10 days prior to the Annual Meeting and at the Annual Meeting.

May other matters be raised at the Annual Meeting?

We currently are not aware of any business to be acted upon at the Annual Meeting other than the matters described above.  Under federal securities laws, Delaware law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to the Company by the stockholders.  If other business is properly raised and you have returned a signed proxy card with or without voting instructions or have voted by the Internet, your proxies have authority to vote as they think best on such business, including to adjourn the meeting.

How will the meeting be conducted?

The Chairman of the meeting has broad authority to conduct the Annual Meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, he has broad discretion to establish reasonable rules for discussion, comments and questions during the meeting. The Chairman of the meeting is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting proceeds in a manner that is fair to all participants.

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How do I vote?

If you own shares registered directly with the Company’s transfer agent, you may vote by the Internet, or by signing and returning the enclosed proxy card. For more information about how to vote, please see the instructions on your proxy card.

If your shares are held in “street name,” your bank or brokerage firm forwarded these proxy materials, as well as a voting instruction card, to you. Please follow the instructions on the voting instruction card to vote your shares.

In addition to voting by proxy, you may vote in person at the Annual Meeting. Beneficial owners who hold shares in “street name” and who wish to vote in person at the Annual Meeting must bring a power of attorney or legal proxy from their bank, broker or other nominee. However, in order to assist us in tabulating votes at the Annual Meeting, we encourage you to vote by proxy even if you plan to be present at the Annual Meeting. Even if you vote prior to the Annual Meeting, stockholders are entitled to attend the Annual Meeting. Please see “Who may attend the Annual Meeting?” above for instructions on attending the Annual Meeting.

What materials are available on the Internet?

This Proxy Statement, our Annual Report on Form 10-K, our 2019 Annual Report to Stockholders and other financial documents are available free of charge at the “Investors” tab on our corporate website at www.prestigeconsumerhealthcare.com. The Proxy Statement and our Annual Report on Form 10-K also are available free of charge on the SEC’s website at www.sec.gov.

How will my proxy be voted?

If you are a registered stockholder, the individuals named on the proxy card will vote your shares in the manner you indicate on your proxy card.  You may vote for all, some or none of the director nominees. You may also abstain from voting. If your proxy card is signed and returned but does not contain specific voting instructions, your proxy will be voted “FOR” the election of the directors named as nominees in this Proxy Statement, “FOR” the ratification of the appointment of our independent registered public accounting firm for 2020, and “FOR” the approval of the compensation of our named executive officers as disclosed in this Proxy Statement. If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies on the enclosed proxy card will vote on such matters as they think best in their own discretion.

If your shares are held in “street name,” you have the right to direct your bank or brokerage firm how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “routine” items, but it will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal.

Can I change my vote or revoke my proxy after I vote?

Yes.  If you are a registered stockholder, to change your vote or revoke your proxy you must:

•	cast a new vote by the Internet prior to 11:59 p.m., Eastern Daylight Time, on July 29, 2019 or by signing another proxy card with a later date and returning it before the Annual Meeting;

•	provide our Corporate Secretary at or before the Annual Meeting with a written notice of revocation dated later than the date of the latest proxy you submitted; or

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•	attend the Annual Meeting and vote in person. Note that attendance at the Annual Meeting will not revoke a proxy if you do not actually vote at the Annual Meeting. “Street name” stockholders should refer to the instructions above under “How do I vote?” to vote at the Annual Meeting.

If you hold your shares in “street name,” the above options for changing your vote or revoking your instructions (other than attending the Annual Meeting and voting in person) do not apply, and you must follow the instructions received from your bank or broker to change your vote or revoke your proxy.

What if I receive more than one copy of these proxy materials?

The receipt of multiple copies of these proxy materials means that you have more than one account with brokers or our transfer agent.  Please vote all of your shares.  We also recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address.  Our transfer agent is American Stock Transfer & Trust Company, LLC 6201 15th Ave., Brooklyn, New York 11219 and they can be reached at (718) 921-8300. In addition, any stockholders who share an address and are receiving multiple copies of our proxy material can request delivery of a single copy of our proxy materials by sending a written request addressed to Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted.  A quorum exists when the holders of a majority of the 51,203,040 shares of our common stock outstanding at the close of business on June 13, 2019 and entitled to vote at the Annual Meeting are present in person or by proxy at the meeting. The shares represented by withhold votes, abstentions and “broker non-votes” regarding proposals in the Proxy Statement will be considered present for quorum purposes.

How many votes are required to approve each proposal in the Proxy Statement?

•	Election of Directors

The affirmative vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors. This means that the seven director nominees receiving the greatest number of “For” votes will be elected. You may vote in favor of all nominees, withhold your vote as to all nominees or withhold your vote as to specific nominees. If you withhold your vote as to all or specific nominees, your shares will not be voted with respect to the nominee or nominees indicated.

•	Ratification of Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal. Abstentions will be counted against this matter.

•	Approval of Compensation of our Named Executive Officers

The approval of the non-binding resolution to approve the compensation of our named executive officers requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal. Abstentions will be counted against this matter. If the proposal is not approved by the required majority vote, the Board of Directors and the Compensation and Talent Management Committee will take into account the result of the vote when determining future executive compensation arrangements, particularly if the votes cast against the resolution exceed the number of votes cast in favor of the resolution.

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What is the effect of not voting?

If you are a stockholder of record and submit a signed proxy without specifying a choice on any given matter to be considered at the Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on each matter. If you are a stockholder of record and you do not sign and return a proxy card or vote by the Internet, your shares will not count toward the quorum requirement or towards any proposal at the Annual Meeting.

If you hold shares in “street name”, then, under NYSE rules and Delaware law:

•	Election of Directors

With respect to the election of directors, your broker is not entitled to vote your shares on this matter if your broker does not receive instructions from you. A broker non-vote is not considered a vote cast and, therefore, it will have no effect on the election of directors.

•	Ratification of Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm

With respect to ratification of the appointment of our independent registered accounting firm, your broker is entitled to vote your shares on this matter if no instructions are received from you, so there will be no broker non-votes on this proposal.

•	Approval of Compensation of our Named Executive Officers

With respect to the advisory vote on the compensation of our named executive officers, your broker is not entitled to vote your shares on this matter if your broker does not receive instructions from you. Broker non-votes will have no effect on the outcome of this matter.

How many votes do I have and can I cumulate my votes?

You have one vote for every share of our common stock that you own. Cumulative voting is not allowed.

In order to support your Board, please sign, date and mail the enclosed proxy card to vote FOR the election of the seven director nominees nominated by your Board, FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, and FOR the approval of the compensation of our named executive officers. You may also vote over the Internet using the Internet address on the proxy card. If your shares are held in “street name”, you should follow the instructions on your voting instruction card to provide specific instructions to your bank or broker to vote as described above.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

What is the structure of the Board of Directors?

The number of directors on the Board of Directors is fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office. Currently, the Board of Directors is fixed at seven directors. Six of the seven directors are considered independent. Ronald M. Lombardi serves as Chairman of the Board, and Gary E. Costley, Ph.D. serves as the Lead Independent Director. The Board of Directors currently has three standing committees: the Audit Committee, the Compensation and Talent Management Committee and the Nominating and Corporate Governance Committee. Six current members of the Board of Directors are standing for re-election and one new nominee seeks election to hold office until the 2020 Annual Meeting of Stockholders.

How are nominees evaluated; what are the minimum qualifications?

We believe that our directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom, mature judgment and demonstrated leadership skills. We also endeavor to have a Board of Directors representing a range of experiences in areas that are relevant to the Company’s business activities.

Below we identify and describe the key experience, qualifications and skills our directors bring to the Board that are important in light of the Company’s business and structure. The directors’ experiences, qualifications and skills that the Nominating and Corporate Governance Committee considered in their nominations are included in their individual biographies.

•	Leadership Experience. We believe that directors with experience in significant leadership positions over an extended period, especially chief executive officer positions, provide the Company with valuable insights and strategic thinking. These individuals generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

•	Finance Experience. We believe that an understanding of finance and the financial reporting process is important for our directors. We measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to our success and developing stockholders’ confidence in our reporting processes under the Sarbanes-Oxley Act of 2002. We expect all of our directors to be financially literate.

•	Consumer Products Experience. As a marketer and distributor of brand name personal healthcare products throughout the U.S. and Canada, Australia, and in certain other international markets, we seek to have directors with experience as executives managing consumer products businesses.

•	Marketing Experience. The Company seeks to grow organically by identifying and developing opportunities for expanding distribution of its existing product offerings, while also developing and launching new products to sell into the market. Therefore, marketing expertise is important to us.

•	Supply Chain Experience. The Company relies on third party manufacturers and its manufacturing facility in Lynchburg, VA to fulfill our manufacturing needs. As a result, we seek to have directors with experience in supply chain management, and in particular with compliance with the various regulations that govern the manufacture, packaging, labeling, distribution, and importation of our products.

Who are the nominees this year?

We have seven nominees for the Board of Directors, six of whom serve on our current Board of Directors and one nominee who will replace Carl J. Johnson. Mr. Johnson has decided to not stand for re-election to the Board of Directors when his term expires at this year’s Annual Meeting. We thank Mr. Johnson for his many years of service and substantial contributions to the Board, the Company and our stockholders.

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If elected, each nominee would hold office until the 2020 Annual Meeting of Stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, removal or resignation. These nominees, their ages at the date of this Proxy Statement and the year in which they first became directors are set forth in the table below. The Board of Directors has affirmatively determined that each of the nominees, other than Mr. Lombardi, is independent from the Company and its management under the NYSE’s independence standards.

Name	Age	Director Since

Ronald M. Lombardi	55	June 2015
Gary E. Costley	75	November 2004
John E. Byom	65	January 2006
Sheila A. Hopkins	63	August 2015
James M. Jenness	73	May 2015
Natale S. Ricciardi	70	May 2016
Christopher J. Coughlin	66	N/A

The Board is committed to an ongoing refreshment process and continually evaluates the composition of the Board to ensure that it has a strong balance of skills, experience, perspective and rigorous oversight through independent judgment. Four of the six independent director nominees have been with the Board for four years or less. To maintain a balance of experience and perspective, particularly with the introduction of a new board nominee, the Board asked our Lead Director, Dr. Costley, and he agreed to remain on the Board beyond the mandatory retirement age of 75.

If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have voted “Withhold” with respect to the original nominee.

What are the backgrounds and qualifications of the Company’s nominees?

Ronald M. Lombardi, Chairman of the Board, President and Chief Executive Officer was elected Chairman of the Board in May 2017 and has served as a director and as President and Chief Executive Officer of the Company since June 2015. Mr. Lombardi currently serves on the board of ACCO Brands Corporation. He served as Chief Financial Officer of the Company from December 2010 until November 2015.  Prior to joining the Company, from October 2010 to December 2010, Mr. Lombardi was employed by Medtech Group Holdings, a components and contract medical device manufacturer, as Chief Financial Officer.  From October 2009 to October 2010, Mr. Lombardi served as the Chief Financial Officer of Waterbury International Holdings, a specialty chemical and pest control business.  Mr. Lombardi was employed by Cannondale Sports Group, a sporting goods and apparel manufacturing company, as Chief Operating Officer from August 2008 to October 2009 and as Senior Vice President and Chief Financial Officer from March 2004 to August 2008.  From 2000 to 2004, Mr. Lombardi served in various roles at Gerber Scientific Inc., including Vice President and Chief Financial Officer of Gerber Scientific Inc.’s Gerber Coburn Optical Division and Director of Financial Planning and Analysis of Gerber Scientific Inc.  Mr. Lombardi was also previously employed by Emerson Electric, Scovill Fasteners, Inc. and Go/Dan Industries.  Mr. Lombardi received a B.S. from Springfield College and an M.B.A. from American International College and has been a licensed CPA.

Director Qualifications:

•	Leadership Experience – President and Chief Executive Officer of the Company; served as Chief Operating Officer of Cannondale Sports Group

•	Financial Experience – Served as Chief Financial Officer of the Company, Medtech Group Holdings, Waterbury International Holdings and Cannondale Sports Group

•	Consumer Products Experience – Served as an executive officer in the consumer products industry for over 12 years with Cannondale Sports Group and the Company

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Gary E. Costley, Ph.D., Lead Independent Director, has served as a director since November 2004 and Lead Independent Director since September 2009. Dr. Costley serves as managing partner at C&G Capital and Management, a private investment company, which he joined in July 2004. Dr. Costley also serves as the Chairman of the Board of BlueWillow Biologics, Inc., a private early stage vaccine company. He previously served from 2001 to June 2004 as Chairman and Chief Executive Officer of International Multifoods Corporation and from 1997 to 2001 as its Chairman, President and Chief Executive Officer. From 1995 to 1996, Dr. Costley served as Dean of the Graduate School of Marketing at Wake Forest University. Prior to that time, Dr. Costley spent 24 years with the Kellogg Company, where he held various positions of increasing responsibility, including his most recent role as President of Kellogg North America. Dr. Costley earned a B.S. in Animal Science and both an M.S. and Ph.D. in Nutrition from Oregon State University. Dr. Costley has also served on the boards of Tiffany & Company, Pharmacopeia Inc., Principal Financial Group Inc., Covance Inc. and Accelrys, Inc.

Director Qualifications:

•	Leadership Experience/Financial Experience - Managing partner of C&G Capital and Management; served as President and Chief Executive Officer of International Multifoods Corporation; former President of Kellogg North America

•	Marketing Experience – President and Chief Executive Officer of International Multifoods Corporation and President of Kellogg North America; served as Dean of the Graduate School of Marketing at Wake Forest University

•	Consumer Products Experience – Served as President and Chief Executive Officer of International Multifoods Corporation; former President of Kellogg North America

John E. Byom, Director, has served as a director since January 2006. Mr. Byom is Chief Executive Officer of Classic Provisions Inc., a specialty foods distribution company, which he joined in October 2007. Mr. Byom was previously the Chief Financial Officer of International Multifoods Corporation. He left International Multifoods Corporation in March 2005 after 26 years, including four years as Vice President Finance and Chief Financial Officer from March 2000 to June 2004. Subsequent to the sale of International Multifoods Corporation to The J.M. Smucker Company in June 2004, Mr. Byom was President of Multifoods Foodservice and Bakery Products. Prior to his time as Chief Financial Officer and as President of Multifoods Foodservice and Bakery Products, Mr. Byom was President of U.S. Manufacturing from July 1999 to March 2000, and Vice President Finance and IT for the North American Foods Division from 1993 to 1999. Prior to 1993, he held various positions in finance and was an internal auditor for International Multifoods Corporation from 1979 to 1981. Mr. Byom earned his B.A. in Accounting from Luther College. Mr. Byom was a director of MGP Ingredients Inc. from 2004 until December 2013.

Director Qualifications:

•	Leadership Experience – Chief Executive Officer of Classic Provisions Inc.; served as President of Multifoods Foodservice and Bakery Products and U.S. Manufacturing for International Multifoods Corporation

•	Financial Experience – Chief Executive Officer of Classic Provisions Inc.; served as a President and as Chief Financial Officer of International Multifoods Corporation; held several leadership positions in finance; served as internal auditor for International Multifoods Corporation

•	Consumer Products Experience – Chief Executive Officer of Classic Provisions Inc.; 26 years of experience at International Multifoods Corporation, including as Chief Financial Officer and as President of Multifoods Foodservice and Bakery Products and U.S. Manufacturing for International Multifoods Corporation

Sheila A. Hopkins, Director, has served as a director since August 2015. Ms. Hopkins served as Executive Vice President of Bausch + Lomb, a healthcare company, and President, Global Vision Care for Bausch + Lomb from September 2011 until her retirement in August 2013. Before that, she spent 14 years at Colgate-Palmolive, a consumer products company, where she held several senior management positions including Vice President and General Manager, Personal Care, and Vice President, Global Business Development from September 1997 to August 2011. Prior to that, she held significant marketing and sales positions at Procter & Gamble, American Cyanamid and Tambrands. Ms. Hopkins earned a B.A. in History from Wellesley College. Ms. Hopkins served on the Board of Directors of Warnaco Inc., a leading apparel company, from 2003 to 2013. She has also served on the Board of the Consumer Healthcare Products Association.

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Director Qualifications:

•	Leadership Experience – Served as Executive Vice President of Bausch + Lomb and President of Global Vision Care for Bausch + Lomb; served as Vice President and General Manager, Personal Care for Colgate-Palmolive

•	Consumer Products and Marketing Experience – Served as Executive Vice President of Bausch + Lomb and President of Global Vision Care for Bausch + Lomb; 14 years of experience at Colgate-Palmolive, including as Vice President and General Manager, Personal Care and Vice President, Global Business Development for Colgate-Palmolive

James M. Jenness, Director, has served as a director since May 2015. In 2017, Mr. Jenness became part owner and director of Partner Fulfillment, a private fulfillment and distribution company. Mr. Jenness served as Chairman of the Board of Kellogg Company, a producer of cereal and convenience foods, from February 2005 to June 2014, and as Chief Executive Officer of Kellogg Company from 2004 to 2006. He has served as a director of Kellogg Company since 2000 and recently retired from the Board of Directors of Kimberly-Clark Corporation, a producer of personal care products, a directorship held since 2007. His background also includes serving as Chief Executive Officer of Integrated Merchandising Systems, LLC, a retail promotion and merchandising company, and a 22 year career with Leo Burnett Company, Inc., a global advertising agency, where he last served as Vice Chairman and Chief Operating Officer. He is also Senior Director of Children’s Memorial Hospital and Director of Mercy Home for Boys and Girls.

Director Qualifications:

•	Leadership Experience/Financial Experience – Served as Chief Executive Officer of Kellogg Company; served as Chief Executive Officer of Integrated Merchandising Systems

•	Consumer Products and Marketing Experience – Served as Chief Executive Officer of Kellogg Company; served as Chief Executive Officer of Integrated Merchandising Systems, LLC; 22 years of advertising experience with Leo Burnett Company, Inc.

Natale S. Ricciardi, Director, has served as a director since May 2016. Mr. Ricciardi developed a 39-year career at Pfizer Inc., a biopharmaceutical company, retiring in 2011 as a member of the Pfizer Executive Leadership Team. While holding the positions of President, Pfizer Global Manufacturing and Senior Vice President of Pfizer Inc. from 2004 until 2011, Mr. Ricciardi was directly responsible for all of Pfizer’s internal and external supply and manufacturing organization, a global enterprise that grew to more than 100 manufacturing facilities supplying small and large molecule pharmaceuticals, vaccines, consumer, nutrition and animal health products. Previously, from 1999 to 2004, he had oversight for Pfizer’s U.S. manufacturing operations and from 1995 to 1999 was Vice President of Manufacturing for Pfizer’s Animal Health Group. Mr. Ricciardi serves on the boards of directors of Dynavax Technologies Corporation, a commercial stage biopharmaceutical company, and Rapid Micro Biosystems, Inc., a commercial stage company involved in the automation and rapid detection of microbial contamination in manufacturing operations. He also sits on the Strategic Advisory Board of HealthCare Royalty Partners, an investment company. Mr. Ricciardi earned a degree in Chemical Engineering from The City College of New York and an MBA in Finance and International Business from Fordham University. He is currently a member of the Board of the 21st Century Foundation of CCNY.

Director Qualifications:

•	Leadership Experience – Served as member of Pfizer Executive Leadership Team, including as President of Pfizer Global Manufacturing and Senior Vice President of Pfizer Inc.

•	Consumer Products and Supply Chain Experience – Served over 39 years at Pfizer Inc. with responsibility for manufacturing and product supply throughout career

•	Financial Experience – Served as President of Pfizer Global Manufacturing and Senior Vice President of Pfizer Inc.

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Christopher J. Coughlin, Nominee. Mr. Coughlin served as Senior Advisor to the CEO and Board of Directors of Tyco International, Ltd., a diversified holding company, from 2010 until September 2012. Prior to that, he was Executive Vice President and Chief Financial Officer of Tyco International from 2005 to 2010. During his tenure, he played a central role in the separation of Tyco into five independent, public companies. Prior to joining Tyco, he worked as the Chief Operating Officer of the Interpublic Group of Companies from June 2003 to December 2004 and as Chief Financial Officer from August 2003 to June 2004. Previously, Mr. Coughlin was Executive Vice President and Chief Financial Officer of Pharmacia Corporation from 1998 until its acquisition by Pfizer in 2003. Prior to that, he was Executive Vice President of Nabisco Holdings and President of Nabisco International. From 1981 to 1996, he held various positions, including Chief Financial Officer, at Sterling Winthrop. Mr. Coughlin earned a bachelor’s degree in Accounting from Boston College. Mr. Coughlin has since 2014 served on the boards of Allergan plc and Alexion Pharmaceuticals, Inc. and has been the Lead Independent Director of Allergan since October 2016. Mr. Coughlin previously served on the boards of The Dun & Bradstreet Corp, where he served as non-executive chairman, Hologic, Inc., Covidien Ltd, Dipexium Pharmaceuticals, Inc., Forest Laboratories, Inc., Interpublic Group of Companies, Monsanto Company and Perrigo Company.

Director Qualifications:

•	Leadership Experience – Served as Executive Vice President and Chief Financial Officer of Tyco International, Chief Operating Officer of the Interpublic Group of Companies, Executive Vice President of Nabisco Holdings and President of Nabisco International

•	Financial Experience – Served as Executive Vice President and Chief Financial Officer of Tyco International, Chief Financial Officer of Pharmacia Corporation, and Chief Financial Officer at Sterling Winthrop

•	Consumer Products and Marketing - Served as Chief Operating Officer of the Interpublic Group of Companies, Executive Vice President of Nabisco Holdings and President of Nabisco International

How are the Company’s directors compensated?

Every other year, the Compensation and Talent Management Committee reviews and recommends to the Board of Directors any changes in compensation for directors. The Compensation and Talent Management Committee approved and recommended and the Board approved the 2019 compensation program for directors with no changes. Under the director compensation program, each of our directors other than Mr. Lombardi receives the following cash and equity compensation for his or her services as a director:

•	an annual grant of restricted stock units valued at $135,000, awarded on the date of each Annual Meeting of Stockholders, which restricted stock units vest immediately upon the date of grant, with settlement in common stock to occur on the earliest of the director’s death, disability or the six month anniversary of the date on which the director’s board membership ceases for reasons other than death or disability;

•	a one-time grant of restricted stock units valued at $135,000, pro-rated for service provided between the date he or she became a director and the next Annual Meeting of Stockholders, which restricted stock units are awarded on the date of commencement of Board service and vest one year after the date of grant so long as membership on the Board of Directors continues through the vesting date, with settlement in common stock to occur on the earliest of the director’s death, disability or the six month anniversary of the date on which the director’s board membership ceases for reasons other than death or disability; and

•	a $75,000 annual cash retainer fee paid in equal quarterly installments.

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The Chairman of each of our standing committees and our Lead Independent Director receive the additional fees set forth in the following table for their services in their respective capacities:

Position	Annual Fee($)
Chairman of the Audit Committee	17,500
Chairman of the Compensation and Talent Management Committee	15,000
Chairman of the Nominating and Corporate Governance Committee	12,500
Lead Independent Director	25,000

No meeting fees are payable to directors, except in the event the Board exceeds eight Board meetings in a fiscal year, in which case directors are paid, for meetings beyond eight, $1,000 for participation by telephone and $2,000 for participation in person. Our directors are also reimbursed for out-of-pocket expenses incurred in connection with Board of Directors and/or Committee participation.

Please see the Director Compensation table later in this Proxy Statement for information regarding the compensation paid to our directors during 2019.

Is there a limit on the number of shares that may be granted to non-employee directors?

The Company’s 2005 Long-Term Incentive Plan (as amended and restated August 5, 2014) (or the “LTIP”) imposes a maximum number of shares (10,000) that may be awarded to any non-employee director in any 12-month period.

Are there any family relationships between the Company’s directors and executive officers?

There are no family relationships between or among any of our directors and executive officers.

How many votes are needed to elect directors?

The affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting of Stockholders is necessary for the election of directors. This means that the seven director nominees with the most “For” votes will be elected. You may vote in favor of all nominees, withhold your vote as to all nominees or withhold your vote as to specific nominees.

What does the Board of Directors recommend?

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

GOVERNANCE OF THE COMPANY

What is Corporate Governance and how does the Company implement it?

Corporate governance is a set of guidelines and policies established by the Company to ensure that our directors, executive officers and employees conduct the Company’s business in a legal, impartial and ethical manner. Your Board has a strong commitment to sound and effective corporate governance practices. The Company’s management and the Board have reviewed and continue to monitor our corporate governance practices in light of Delaware law, U.S. federal securities laws, the listing requirements of the NYSE and other best practices.

What documents establish and implement the Company’s Corporate Governance practices?

The Code of Conduct Policy, the Code of Ethics for Senior Financial Employees (which is applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions), the Policy and Procedures for Complaints Regarding Accounting, Internal Controls and Auditing Matters, the Corporate Governance Guidelines, the Related Persons Transaction Policy, the Clawback Policy and the Charters of our Audit, Compensation and Talent Management and Nominating and Corporate Governance Committees were adopted by the Company for the purpose of transparency in our governance practices, as well as promoting honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company, and compliance with all applicable rules and regulations that apply to the Company and its officers, employees and directors.

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The documents described above may be accessed at the “Investors” tab of www.prestigeconsumerhealthcare.com, our Internet website. In addition, you may request, without charge, a copy of the foregoing documents by submitting a written request for any of such materials to: Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary.

Does the Company have a policy regarding directors who receive a greater number of votes “withheld” than votes “for” in an uncontested election?

Yes. Under such circumstances, the director will promptly tender his or her resignation. The Nominating and Corporate Governance Committee, without the participation of the director who tendered his or her resignation, will then take action to accept or reject the director’s resignation and submit its recommendation to the full Board of Directors. The full Board of Directors, without the participation of the director who tendered his or her resignation, will accept or reject the resignation and, if it chooses not to accept the resignation, will disclose its decision in a Form 8-K or similar filing with the SEC.

How often did the Board of Directors meet in 2019?

The Board of Directors held ten meetings during 2019. Each director is expected to attend each meeting of the Board of Directors and those Committees on which he or she serves. Each of our directors attended 75% or more of the total number of meetings of the Board of Directors and those Committees on which he or she served during the last fiscal year. The Board of Directors expects that its members will attend the 2019 Annual Meeting of Stockholders. All of our directors attended the 2018 Annual Meeting of Stockholders.

Does the Company have a Chairman of the Board?

Yes. The Board of Directors appointed Mr. Lombardi as the Chairman of the Board in May of 2017. Dr. Costley serves as Lead Independent Director. The Board of Directors considered the structure of its leadership and determined that, based on experience and efficiency, it would strengthen the Company’s ability to meet its strategic vision and create shareholder value by appointing Mr. Lombardi to the combined role of CEO and Chairman. The Board appointed Dr. Costley as its independent and non-executive Lead Independent Director to help ensure the independent directors continue to provide effective oversight of Company management and key issues related to strategy, risk and integrity.

What are the responsibilities of the Lead Independent Director?

The Lead Independent Director acts in a leadership capacity with respect to the Board of Directors and consults with the Chairman of the Board between meetings of the Board of Directors. The Lead Independent Director presides over non-management and executive sessions of the Board of Directors.

What Committees have been established by the Board of Directors?

The Board of Directors currently has three standing committees: the Audit Committee, the Compensation and Talent Management Committee and the Nominating and Corporate Governance Committee. As required by the NYSE, all members of the Audit, Compensation and Talent Management and Nominating and Corporate Governance Committees are independent directors. The following table sets forth the current membership of the Company’s standing committees:

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Committee	Membership
Audit Committee	John E. Byom (Chairman)
Gary E. Costley
Sheila A. Hopkins
James M. Jenness
Carl J. Johnson
Natale S. Ricciardi

Compensation and Talent Management Committee	James M. Jenness (Chairman)
John E. Byom
Gary E. Costley
Sheila A. Hopkins
Carl J. Johnson
Natale S. Ricciardi

Nominating and Corporate Governance Committee	Carl J. Johnson (Chairman)
John E. Byom
Gary E. Costley
Sheila A. Hopkins
James M. Jenness
Natale S. Ricciardi

Who are the Company’s independent directors?

In accordance with the NYSE’s listing requirements, the Board of Directors has evaluated, for each of the independent director nominees, his or her independence from the Company and its management. In its evaluation, the Board of Directors reviewed whether any transactions or relationships exist currently, or existed during the past three years, between each nominee and the Company or its subsidiaries, affiliates or independent auditors. The Board of Directors also examined whether there were any transactions or relationships between each nominee and members of the senior management of the Company or their affiliates. Based on this review and the NYSE’s definition of “independence,” the Board of Directors has determined that a majority of the Board of Directors is “independent.” The independent directors currently are Ms. Hopkins and Messrs. Byom, Costley, Jenness, Johnson and Ricciardi. Based on the NYSE’s listing requirements, the Board of Directors has also determined that each of the members of our Compensation and Talent Management Committee is “independent”. The Board of Directors has also determined that each of the members of our Audit Committee is “independent” for purposes of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NYSE’s listing requirements, and that each of Messrs. Byom, Costley, Jenness and Johnson is an “audit committee financial expert” as that term is defined by SEC regulations. The Board of Directors has also determined that Christopher J. Coughlin, who is nominated for election to the Board at the Annual Meeting, would be considered “independent” and an “audit committee financial expert” should he be elected to the Board.

Does the Board of Directors evaluate itself and its committees?

Yes. Every year, the Board of Directors and its Committees complete a self-evaluation of their performance and engage in discussion regarding the results. In the event the Board of Directors or its Committees determine that modifications to their practices are required, they expect to promptly institute the required changes to the Company’s corporate governance practices and the documents through which such practices are effectuated.

What role does the Board play in the oversight of risk management?

The Board implements its risk oversight function both as a whole and through its Committees. Throughout the year, the Board, including through executive session, and the Committees to which it has delegated responsibility, conduct risk assessments and discuss identified risks and how to eliminate or mitigate such risks.

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Management communicates routinely with the Board and its Committees, including through the Lead Independent Director, on significant risks and how they are being managed, and directors are free to communicate directly with senior management. In addition, the Board is routinely informed of developments at the Company that could affect the Company’s risk profile and business in general.

The Audit Committee has primary responsibility for overseeing the Company’s risk management. It oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee also oversees the internal audit function and the Company’s ethics and compliance program. The Compensation and Talent Management Committee evaluates the risks associated with the Company’s compensation philosophy and programs. The Nominating and Corporate Governance Committee oversees risks associated with its areas of responsibility, including, along with the Audit Committee, the Company’s Code of Conduct and Ethics.

How can I communicate with the Board of Directors?

Stockholders and other interested parties may send communications to the Board of Directors or any Committee thereof or any individual director by writing to the Board of Directors, such Committee or such individual director at Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary. The Corporate Secretary will distribute all stockholder and other interested party communications to the intended recipients and/or to the entire Board of Directors, as appropriate.

In addition, stockholders and other interested parties may also contact the Lead Independent Director or the non-management directors as a group by writing to the Lead Independent Director at Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary. The Corporate Secretary will forward all stockholder and other interested party communications to the Lead Independent Director, who will review and distribute, if addressed to the non-management directors, all stockholder and other interested party communications to the non-management directors as a group.

What are the Company’s Complaint Procedures?

Complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by writing to the Chairman of the Audit Committee at Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591. Complaints may be submitted on a confidential and anonymous basis by sending them in a sealed envelope marked “Confidential.” Alternatively, complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by our employees confidentially and anonymously by contacting the Company’s Integrity Hotline. The Integrity Hotline is managed by an independent third party that the Company has retained to receive anonymous complaints from the Company’s employees.

What are the responsibilities of the Audit Committee?

The Audit Committee is responsible for, among other things:

(1) the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit report on our annual financial statements;

(2) reviewing the independence of the independent registered public accounting firm and taking, or recommending that the Board of Directors take, appropriate action to oversee their independence;

(3) approving, in advance, all audit and non-audit services to be performed by the independent registered public accounting firm;

(4) overseeing our accounting and financial reporting processes and the audits of our financial statements;

(5) establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal control or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

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(6) engaging independent counsel and other advisers as the Audit Committee deems necessary;

(7) determining compensation of the independent registered public accounting firm, compensation of advisors hired by the Audit Committee and ordinary administrative expenses;

(8) reviewing and assessing the adequacy of the Audit Committee’s formal written charter on an annual basis;

(9) reviewing policies for risk assessment and risk management and management’s monitoring and controlling of risk exposure, including the structure and sufficiency of the Company’s risk control organization, any significant changes to corporate risk control policies and significant risk control issues; and

(10) handling such other matters as are specifically delegated to the Audit Committee by the Board of Directors from time to time.

The Board of Directors adopted a written charter for our Audit Committee, which is available at the “Investors” tab on our website at www.prestigeconsumerhealthcare.com and is also available in print to any stockholder or other interested party who makes such a request in writing to the Corporate Secretary. PricewaterhouseCoopers LLP currently serves as our independent registered public accounting firm. The Audit Committee met five times during 2019.

What are the responsibilities of the Compensation and Talent Management Committee?

The Compensation and Talent Management Committee is responsible for, among other things:

(1) determining the compensation and benefits of all of our executive officers;

(2) recommending to the Board of Directors the compensation for non-employee directors;

(3) reviewing our compensation and benefit plans to ensure that they meet corporate objectives, as well as evaluating the risk associated with the compensation and benefit plans;

(4) administering our stock plans and other incentive compensation plans;

(5) reviewing succession planning for the Chief Executive Officer (the “CEO”) and senior management; and

(6) handling such other matters as are specifically delegated to the Compensation and Talent Management Committee by the Board of Directors from time to time.

The Board of Directors adopted a written charter for our Compensation and Talent Management Committee, which is available at the “Investors” tab on our website at www.prestigeconsumerhealthcare.com and is also available in print to any stockholder or other interested party who makes such a request in writing to the Company’s Secretary. Pursuant to the charter, the Compensation and Talent Management Committee may delegate its authority and duties to one or more subcommittees, individual members of the Compensation and Talent Management Committee, other members of the Board or management, as it deems appropriate, in accordance with applicable laws and regulations. In addition, the Compensation and Talent Management Committee may, in its sole discretion and at the Company’s expense, retain and terminate such independent consultants or experts as it deems necessary or appropriate in the performance of its duties.

The Compensation and Talent Management Committee has engaged Compensation Advisory Partners LLC (“CAP”) to conduct an analysis of the Company’s compensation package for the CEO and other executive officers of the Company and the independent directors. The Compensation and Talent Management Committee evaluated the independence of CAP in light of SEC rules and NYSE listing standards, which require consideration of the following factors: (i) whether any other services are provided to the Company by the consultant; (ii) the fees paid by the Company as a percentage of the consulting firm’s total revenue; (iii) the policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation and Talent Management Committee; (v) any Company stock owned by the individual consultants involved in the engagement; and (vi) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. The Compensation and Talent Management Committee discussed these considerations and concluded that the engagement of CAP and the services provided to the Compensation and Talent Management Committee by CAP did not raise any conflict of interest.

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CAP did not provide any services to the Company other than in connection with its engagement by the Compensation and Talent Management Committee.

The Compensation and Talent Management Committee met five times during 2019.

What are the responsibilities of the Nominating and Corporate Governance Committee?

The Nominating and Corporate Governance Committee is responsible for, among other things:

(1) selecting, and recommending to the Board of Directors for selection, nominees for election to the Board of Directors;

(2) making recommendations to the Board of Directors regarding the size and composition of the Board of Directors and its Committees and retirement procedures affecting members of the Board of Directors;

(3) monitoring our performance under our principles of corporate governance;

(4) monitoring risks related to its areas of responsibility, including, along with the Audit Committee, the Company’s Code of Conduct and Code of Ethics;

(5) handling such other matters as are specifically delegated to the Nominating and Corporate Governance Committee by the Board of Directors from time to time;

(6) reviewing policies and practices relating to the Company’s responsibilities as a global corporate citizen pertaining to corporate social responsibility and corporate public policy.

The Board of Directors adopted a written charter for our Nominating and Corporate Governance Committee, which is available at the “Investors” tab on our website at www.prestigeconsumerhealthcare.com and is also available in print to any stockholder or other interested party who makes such a request in writing to the Company’s Corporate Secretary. The Nominating and Corporate Governance Committee met five times during 2019.

The Nominating and Corporate Governance Committee will consider as potential director nominees any individuals properly recommended by stockholders. Recommendations concerning individuals proposed for consideration by the Nominating and Corporate Governance Committee should be addressed to Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected. Stockholders who themselves want to nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Nominating and Corporate Governance Committee for its consideration, are required to comply with the advance notice and other requirements set forth in the Company’s Amended and Restated Bylaws, as amended (the “Amended and Restated Bylaws”), and any applicable requirements of the Exchange Act. The Nominating and Corporate Governance Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Nominating and Corporate Governance Committee by officers or directors of the Company or by a stockholder.

The Nominating and Corporate Governance Committee identifies potential candidates for nomination as directors based on recommendations by our executive officers or directors, as well as through professional search firms engaged on a retainer basis. As noted above, the Nominating and Corporate Governance Committee also considers properly submitted stockholder recommendations for candidates for the Board of Directors. In evaluating candidates for nomination, the Nominating and Corporate Governance Committee will consider the factors it believes to be appropriate, which would generally include the candidate’s personal and professional integrity, business judgment, relevant experience and skills, and potential to be an effective director in conjunction with the rest of the Board of Directors in collectively serving the interests of our stockholders. Generally, candidates must have significant leadership, finance, consumer products and marketing experience, as discussed on page 7 of this Proxy Statement.

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What role does diversity play in the selection of members of the Board?

In evaluating potential candidates for Board membership, the Nominating and Corporate Governance Committee considers diversity of age, gender and ethnic background and professional experience. The Board believes in a governing style that emphasizes respect for diversity in perspective and includes individuals from diverse backgrounds. The Board believes that diversity is important because various points of view reflective of its consumers and other stakeholders contribute to a more effective, engaged Board and better decision-making processes.

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Who has the Audit Committee selected as the Company’s independent accounting firm for 2020?

The Audit Committee has reappointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s financial statements and evaluate its systems of internal control over financial reporting for 2020. However, the Audit Committee may, in its discretion, decide to engage another independent registered public accounting firm as the Company’s auditor for 2020.

Is stockholder approval required for the appointment of an independent accounting firm for 2020?

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment; however, the Audit Committee may, in its discretion, still direct the appointment of PricewaterhouseCoopers LLP. Likewise, stockholder ratification of the selection of PricewaterhouseCoopers LLP would not prevent the Audit Committee, in its discretion, from selecting and engaging another independent registered public accounting firm.

Will representatives of PricewaterhouseCoopers LLP attend the Annual Meeting?

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

What fees were paid to our independent registered public accounting firm in 2019 and 2018?

For 2019 and 2018, the following fees were billed by PricewaterhouseCoopers LLP to the Company for the indicated services:

	2019	2018
Audit Fees	$1,371,169	$1,454,000
Audit-Related Fees	0	50,000
Tax Fees	761,336	505,300
All Other Fees	3,543	3,433
Total Independent Accountant’s Fees	2,136,048	$2,012,733

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Audit Fees. Consisted of fees billed for professional services rendered for (i) the audit of our consolidated financial statements and internal control over financial reporting; (ii) the review of the interim consolidated financial statements included in quarterly reports; and (iii) the services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. Audit fees for 2019 included additional audit procedures related to a divestiture, systems conversion and implementation of a new accounting standard. Audit fees for 2018 included audit fees for a debt refinancing.

Audit-Related Fees. Consisted of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” Audit-related fees for 2018 included implementation work for new accounting standards.

Tax Fees. Consisted of fees billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal, state and international tax compliance, customs and duties and tax planning.

All Other Fees. For 2019 and 2018, consisted of fees for licensing software for accounting research.

Has the Audit Committee determined PricewaterhouseCoopers LLP’s independence from the Company?

The Audit Committee has considered the non-audit services provided by PricewaterhouseCoopers LLP and determined that the provision of such services had no effect on PricewaterhouseCoopers LLP’s independence from the Company.

How does the Audit Committee pre-approve services provided by the independent accounting firm?

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2019, all audit and non-audit services were approved in accordance with the Audit Committee’s pre-approval policy.

How many votes are needed to ratify the appointment of our independent accounting firm for 2020?

Approval of the proposal to ratify the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting of Stockholders and entitled to vote on the proposal.

What does the Board of Directors recommend?

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF PricewaterhouseCoopers LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

PROPOSAL NO. 3 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Why are we submitting this matter to you?

We are required by Section 14A of the Exchange Act and by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) to provide our stockholders with the opportunity to approve, on an advisory, non-binding basis, the compensation of our named executive officers contained in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation as described in this Proxy Statement. Our executive compensation program is described in the Compensation Discussion and Analysis (“CD&A”), executive compensation tables and other narrative executive compensation disclosures required by the disclosure rules of the SEC, all of which are found in this Proxy Statement. In particular, the CD&A, beginning on page 25 of this Proxy Statement, describes the Company’s executive compensation program in detail, and we encourage you to review it.

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At the 2017 annual meeting of stockholders, our stockholders expressed a preference that advisory votes on executive compensation be held on an annual basis. The Board of Directors has determined, in line with the recommendation of the Company’s stockholders, to have an annual advisory vote on the compensation of our named executive officers. Accordingly, the next advisory vote on executive compensation will occur at this Annual Meeting of Stockholders.

What are you being asked to vote on?

Stockholders are being asked to vote either for or against the following non-binding resolution:

RESOLVED, that the stockholders of Prestige Consumer Healthcare Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures included in this Proxy Statement.

Is this vote binding?

No. As provided by the Dodd-Frank Act, this vote will not be binding on the Board of Directors or the Compensation and Talent Management Committee and may not be construed as overruling a decision by the Board of Directors or the Compensation and Talent Management Committee or creating or implying any additional fiduciary duty for the Board. Further, it will not affect any compensation paid or awarded to any executive officer. The Compensation and Talent Management Committee and the Board will, however, take into account the outcome of the vote when considering future executive compensation arrangements.

What vote is required for approval of the Say-on-Pay proposal?

The approval of this non-binding resolution requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the proposal. If this proposal is not approved by the required vote, the Board and the Compensation and Talent Management Committee will take into account the result of the vote when determining future executive compensation arrangements, particularly if the votes cast against the resolution exceed the number of votes cast in favor of the resolution.

What does the Board recommend?

For all of the reasons discussed in our CD&A beginning on page 25 of this Proxy Statement, YOUR Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers as described in this Proxy Statement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 13, 2019 by: (1) each of our named executive officers; (2) each of our directors; (3) all directors and executive officers as a group; and (4) each person or entity known to us to be the beneficial owner of more than five percent of our outstanding shares of common stock. Unless otherwise indicated, (i) each person or entity named below has sole voting and investment power with respect to the number of shares set forth opposite his, her or its name; and (ii) the address of each person named in the table below is c/o Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage (1)
5% or more Stockholders:
BlackRock, Inc. (2)	6,457,359	12.5%
The Vanguard Group (3)	4,809,436	9.2%
Dimensional Fund Advisors LP (4)	4,049,957	7.8%
JPMorgan Chase & Co. (5)	3,110,819	6.0%
ArrowMark Colorado Holdings, LLC (6)	2,735,955	5.2%

Directors and Named Executive Officers:

Ronald M. Lombardi (8)	333,376	*
Timothy J. Connors (9)	61,595	*
William C. P’Pool (10)	21,090	*
Christine Sacco (11)	36,114	*
Jeffrey Zerillo (12)	5,407	*
John E. Byom	34,785	*
Gary E. Costley	44,785	*
Sheila A. Hopkins	10,314	*
James M. Jenness	14,876	*
Carl J. Johnson	14,598	*
Natale S. Ricciardi	11,585	*
All directors and executive officers as a group (11 persons)(13)	588,525	*

* Denotes less than one percent.

(1)	Percent is based on 51,203,040 shares of our common stock outstanding as of June 13, 2019.

(2)	The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. BlackRock, Inc. has sole voting power with respect to 6,210,294 shares and sole dispositive power with respect to 6,457,359 shares. The information disclosed herein was obtained from the Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 31, 2019.

(3)	The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group has sole voting power with respect to 51,849 shares, shared voting power with respect to 6,766 shares, sole dispositive power with respect to 4,756,789 shares, and shared dispositive power with respect to 52,647 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, is the beneficial owner of 45,881 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, is the beneficial owner of 12,734 shares as a result of its serving as investment manager of Australian investment offerings. The information disclosed herein was obtained from the Schedule 13G/A filed with the SEC by The Vanguard Group on February 12, 2019.

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(4)	The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746. Dimensional Fund Advisors LP has sole voting power with respect to 3,965,045 shares and sole dispositive power with respect to 4,049,957 shares. Dimensional Fund Advisors LP or its subsidiaries serve as investment manager, sub-adviser and/or adviser to certain investment companies, group trusts and accounts that own all of the reported shares. Dimensional Fund Advisors LP disclaims beneficial ownership of such shares. The information disclosed herein was obtained from the Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP on February 8, 2019.

(5)	The address for JPMorgan Chase & Co. is 270 Park Avenue, New York, NY 10017. JPMorgan Chase & Co. has sole voting power with respect to 2,885,966 shares and sole dispositive power with respect to 3,059,526 shares. The information disclosed herein was obtained from the Schedule 13G filed with the SEC by JPMorgan Chase & Co. on January 11, 2019.

(6)	The address for ArrowMark Colorado Holdings, LLC is 100 Fillmore Street, Suite 325, Denver, CO 80206. ArrowMark Colorado Holdings, LLC has sole voting power and sole dispositive power with respect to 2,735,955 shares. The information disclosed herein was obtained from the Schedule 13G/A filed with the SEC by ArrowMark Colorado Holdings, LLC on February 14, 2019.

(7)	The address for FMR LLC is 245 Summer Street, Boston, MA 02210. FMR LLC has sole voting power with respect to 126,416 shares and sole dispositive power with respect to 2,240,612 shares. Members of the Johnson Family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of the Series B voting common shares. Accordingly, the Johnson family group may be deemed to form a controlling group. The information disclosed herein was obtained from the Schedule 13G/A filed with the SEC by FMR LLC on May 10, 2019.

(8)	Includes shares of the Company’s common stock underlying options that vested and became exercisable as follows: (i) 6,373 shares on December 10, 2013; (ii) 23,220 shares on May 10, 2014; (iii) 26,184 shares on May 9, 2014; (iv) 26,183 shares on May 9, 2015; (v) 12,931 shares on each of May 14, 2014, 2015 and 2016; (vi) 10,934 shares on May 12, 2015; (vii) 10,933 shares on each of May 12, 2016 and 2017; (viii) 17,908 shares on each of May 9, 2017 and 2018; (ix) 17,909 shares on May 9, 2019; and (x) 13,129 shares on each of May 8, 2018 and 2019.

(9)	Includes shares of the Company’s common stock underlying stock options that vested and became exercisable as follows: (i) 60 shares on May 12, 2017; (ii) 8,875 shares on each of May 11, 2016, 2017 and 2018; (iii) 6,951 shares on May 9, 2017; (iv) 6,950 shares on May 9, 2018; (v) 6,951 shares on May 9, 2019; (vi) 3,861 shares on each of May 8, 2018 and 2019 and (vii) 6,336 shares on May 7, 2019.

(10)	Includes shares of the Company’s common stock underlying stock options that vested and became exercisable as follows: (i) 4,561 shares on each of November 14, 2017 and 2018; (ii) 2,111 shares on each of May 8, 2018 and 2019; and (iii) 4,620 shares on May 7, 2019.

(11)	Includes shares of the Company’s common stock underlying stock options that vested and became exercisable as follows: (i) 8,582 shares on each of September 12, 2017 and 2018; (ii) 3,761 shares on each of May 8, 2018 and 2019; and (iii) 8,262 shares on May 7, 2019.

(12)	Includes shares of the Company’s common stock underlying stock options that vested and become exercisable as follows: 3,359 shares on May 7, 2019.

(13)	Includes 343,066 shares of the Company’s common stock underlying stock options currently exercisable or exercisable within 60 days of June 13, 2019.

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SECURITIES AUTHORIZED FOR ISSUANCE

UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table sets forth certain information regarding our LTIP as of March 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,486,174	(1)	$38.45	(2)	1,675,428	(3)

Equity compensation plans not approved by security holders	-		-		-
Total	1,486,174		$38.45		1,675,428

(1)	Consists of shares issuable pursuant to the exercise of outstanding stock options and the conversion of outstanding restricted stock units and performance stock unit awards (assuming achievement of maximum performance levels).

(2)	Calculation of the weighted-average exercise price of outstanding awards includes stock options, but does not include restricted stock units and performance stock units that convert to shares of common stock for no consideration.

(3)	All of such shares may be issued pursuant to grants of full-value stock awards.

Because the Company granted equity awards to certain employees on May 6, 2019, the Company determined to supplement the table above with the table below for transparency and full disclosure purposes. The following table sets forth certain information regarding our LTIP as of June 13, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,963,900	(1)	$36.58	(2)	1,132,864	(3)

Equity compensation plans not approved by security holders	-		-		-
Total	1,963,900		$36.58		1,132,864

(1)	Consists of shares issuable pursuant to the exercise of outstanding stock options and the conversion of outstanding restricted stock units and performance stock unit awards (assuming achievement of maximum performance levels).

(2)	Calculation of the weighted-average exercise price of outstanding awards includes stock options, but does not include restricted stock units and performance stock unit awards that convert to shares of common stock for no consideration.

(3)	All of such shares may be issued pursuant to grants of full-value stock awards.

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COMPENSATION DISCUSSION AND ANALYSIS

The following section is a discussion and analysis of the compensation policies and decisions made in connection with compensation for our named executive officers listed below:

•	Ronald M. Lombardi, our President and Chief Executive Officer;
•	Christine Sacco, our Chief Financial Officer;
•	Timothy J. Connors[1], our Executive Vice President, Sales and Marketing;
•	William C. P’Pool, our Senior Vice President, General Counsel and Corporate Secretary; and
•	Jeffrey Zerillo, our Senior Vice President, Operations.

1Mr. Connors resigned from the Company effective May 31, 2019.

Executive Summary

Our Performance During 2019

The Company delivered solid profitability in 2019, with key fiscal year metrics as follows:

•	Reported net sales decreased 6.3% to $975.8 million primarily due to the sale of our Household Cleaning segment
•	Non-GAAP Adjusted Net Income increased 5.4% to $145.8 million (Reported net loss totaled $35.8 million. Please refer to Appendix A for a reconciliation of non-GAAP Adjusted Net Income)

Although our reported net sales decreased for the year, our Non-GAAP organic net sales were slightly favorable year-over-year when adjusted for the divestiture of the Company’s Household Cleaning segment and the unfavorable impact of foreign currency. Non-GAAP Adjusted EBITDA is also an important indicator of our performance, as we believe profitable growth is critical to long-term value creation. During 2019, the Company’s non-GAAP Adjusted EBITDA, as adjusted to reflect the criteria established by our Annual Cash Incentive Plan (which we refer to as the AIP), decreased compared to 2018, as follows:

•	Non-GAAP AIP Adjusted EBITDA decreased 6.8% to $331.4 million.

AIP Adjusted EBITDA for 2019 is defined as operating income, plus depreciation and amortization, with adjustments for integration, transition, purchase accounting, legal and various other costs associated with acquisitions and divestitures, tradename impairment and tax adjustment associated with acquisitions. The Non-GAAP Adjusted EBITDA decline was affected primarily by the divestiture of the Company’s Household Cleaning segment. In early Fiscal 2019, we sold our household cleaning products business for $69M. While this led to a decline in our revenue and EBITDA for 2019, it allows us to focus on our consumer healthcare brands which we believe will drive value over the long-term.

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We are pleased that our long-term strategy continues to deliver multi-year strong operational results as reflected in the charts below. This strategy includes maintaining our financial profile including strong EBITDA margins and long-term sales growth through our brand-building strategy.

Dollar values in millions

Please refer to Appendix A for a reconciliation of non-GAAP AIP Adjusted EBITDA to GAAP operating income, our most directly comparable financial measures presented in accordance with GAAP. All references in this Compensation Discussion and Analysis to “Adjusted EBITDA” refer to the non-GAAP figure described above. All references to AIP net sales refer to GAAP reported net sales.

Pay and Performance

We believe our programs closely link pay and performance based upon the rigorous goals we set in our incentive programs and the fact that our entire long-term incentive is delivered in equity, which aligns our management team with our shareholders. While the business has performed well over the recent past, our named executive officers have earned below-target bonuses for each of the last two years due to the aggressive goals we established for our annual incentive program. The impact of our performance on executive pay is demonstrated by the below chart that compares our CEO’s target compensation over his tenure to the cash paid as well as the value of the equity granted.

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*Target equity value reflects, for all awards, the grant date fair value. Realized/realizable value reflects, in the case of (i) restricted stock units, the value per unvested unit based on the closing price of our common stock on March 29, 2019; (ii) stock options, the in-the-money value as of March 29, 2019; and (iii) performance stock units, the value per unvested unit based on the closing price of our common stock on March 29, 2019, assuming achievement of target performance.

Brief Summary of our 2019 Compensation Program

•	The goals of our executive compensation program are to (i) attract, retain and motivate talented management taking competitor’s compensation practices into account, (ii) support achievement of our Company-wide objectives and increase stockholder value, (iii) reinforce our strategy, and (iv) maintain practices that support good governance. The overarching theme for our programs is to drive a strong pay for performance linkage.

•	The structure of our executive compensation program emphasizes the achievement of our Company-wide business objectives of driving top-line results and profitability and provides secondary focus on achieving individual goals.

•	Compensation for our executive officers for 2019 included base salary, annual cash incentive awards, and long-term equity awards.

•	Our named executive officers earned their annual cash incentive awards primarily based on the Company’s achievement of pre-determined performance goals related to net sales (weighted 50%) and Adjusted EBITDA (weighted 50%). The Company fell slightly short of both its Adjusted EBITDA goal and net sales target goal. Pursuant to the 2019 AIP, our named executive officers achieved a bonus payout equal to 81% of their target bonus, with additional upward adjustments for certain named executive officers of 5% to 10% of their target bonus based on their individual performance throughout the year.

•	The company further enhanced the performance-orientation of our long-term incentive by increasing the percentage of our CEO’s targeted value of the long-term incentive award allocated to performance shares from 33% to 75%, with the remaining 25% being delivered in restricted stock units. For the other NEOs, the long-term incentive is delivered in 3 vehicles, each allocated equally as follows:

o	Performance stock units, which are earned only if the company achieves its three-year goals for Adjusted Cumulative EBITDA and cumulative Net Sales (each weighted 50%). Executives can earn between zero and 200% of the target award based on performance over the three-year period;
o	Restricted stock units that vest ratably over a three-year term from the date of grant; and
o	Stock options that vest in three equal annual installments commencing on the first anniversary of the date of grant.

•	The Compensation and Talent Management Committee approved the transition from “single trigger” change-in-control vesting to “double trigger” change-in-control vesting for equity awards granted after May 2018.

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Compensation Governance Highlights

We endeavor to maintain good governance standards including with respect to the oversight of our executive compensation policies and practices, as evidenced by the following policies and practices that we maintain:

√ The Compensation and Talent Management Committee is composed solely of independent directors	√ Our executive severance plan does not contain a Section 280G excise tax “gross-up” provision.

√ The Compensation and Talent Management Committee’s independent compensation consultant, CAP, is retained directly by the Compensation and Talent Management Committee and performs no other consulting or other services for us.	√ The change in control definition contained in our LTIP is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.

√ The Compensation and Talent Management Committee conducts an annual review of our compensation-related risk profile to ensure that compensation-related risks are not reasonably likely to have a material adverse effect on the Company.	√ We do not provide excessive perquisites.

√ The Compensation and Talent Management Committee conducts an annual review of our compensation-related risk profile to ensure that compensation-related risks are not reasonably likely to have a material adverse effect on the Company.	√ Equity awards granted after May 2018 have a “double trigger” change in control vesting provision.

√ We maintain a compensation clawback policy, as described further later in this CD&A.	√ Our LTIP prohibits the repricing of stock options without stockholder approval

√ We maintain robust stock ownership guidelines, which are described in detail below.	√ Our LTIP prohibits the granting of stock options with an exercise price below fair market value.

√ The Compensation and Talent Management Committee regularly reviews succession and talent management.	√ We prohibit hedging and limit pledging by the Company’s directors, executive officers and employees.

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What are the elements of the Company’s 2019 executive compensation program and why does the Company pay them?

The following table provides additional information regarding the various elements of our 2019 executive compensation program.

Pay Element	What the Pay Element Is Intended to Reward	Fixed or Variable	Purpose of the Pay Element
Base Salary	Skills, experience, competence, performance, responsibility, leadership and contribution to the Company	Fixed	Recognize the level of job scope and complexity, and the skills, experience, leadership and sustained performance required by the executive.

Annual Cash Incentive (“AIP”)	Efforts to achieve annual target revenue and profitability	Variable	Reward the achievement of annual financial targets.

Ensures compensation is properly tailored to financial performance, including being completely at risk for failure to meet annual financial threshold targets.

Long-Term Incentives (Performance Stock Units, Restricted Stock Units and Stock Options)	Efforts to achieve long-term revenue growth and profitability over the three year vesting period.

Ability to increase and maintain stock price

Achievement of adjusted cumulative EBITDA and cumulative revenue goals

Continued employment with the Company during the three year vesting period	Variable	Reward achievement of long-term financial performance and strategic corporate initiatives.

Provide a competitive mix of incentives to attract and retain top talent and to further reinforce alignment between the interests of management and stockholders.

In setting pay, did the Compensation and Talent Management Committee take into consideration last year’s advisory stockholder vote on executive compensation?

Yes. At the 2018 Annual Meeting of Stockholders, approximately 93% of the shares represented and entitled to vote at the annual meeting were voted to approve the compensation of the Company’s named executive officers as discussed and disclosed in our 2018 Proxy Statement.  In considering the results of this advisory vote on executive compensation, the Compensation and Talent Management Committee concluded that the compensation paid to our named executive officers and the Company’s overall compensation program enjoy strong stockholder support.

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Also, at the 2017 Annual Meeting of Stockholders, our stockholders expressed a preference that advisory votes on executive compensation be held on an annual basis.  Consistent with this preference, the Board determined to implement an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of stockholder votes on the compensation of executive officers, which will occur at the Annual Meeting of Stockholders in 2022.

What is the purpose of the Compensation Discussion and Analysis?

This Compensation Discussion and Analysis has been prepared in order to provide a summary of the policies and procedures established by the Company in reviewing and determining compensation for our executive officers. Specifically, the following discussion outlines, among other things, the objectives of executive compensation, the elements of executive compensation, how determinations are made as to specific elements of, and total, executive compensation, severance and change-in-control payments, and executive officer involvement in setting executive compensation.

It is the intent of the Company, through the efforts of the Compensation and Talent Management Committee, to:

•	motivate our business leaders to deliver a high degree of business performance and ensure that their interests are closely aligned with those of our stockholders;
•	attract and retain highly qualified senior leaders who can drive a successful global enterprise in today’s competitive marketplace;
•	establish executive compensation that is competitive with the compensation offered by similarly-situated companies;
•	focus management on both the Company’s short-term and long-term strategy, performance and success;
•	maintain practices that support good governance; and
•	structure programs that mitigate any incentives to take excessive risks.

What are the overarching objectives of the compensation programs?

Our overall executive compensation objective is to have programs and pay levels that enable us to attract, retain and motivate talented management who will drive exceptional results for our shareholders. We accomplish this by ensuring that our executive officers are compensated in a way that considers market practice, supports good governance, and drives both company and individual performance. To ensure fair and competitive pay, the Compensation and Talent Management Committee references a peer group comprised of companies it selected based on various characteristics (as described further below) and targets the median of such peer group in setting target pay levels for the Company’s executive officers.

The Company uses the following types of cash and equity compensation to compensate and reward our executive officers for their performance: base salary, a cash-based annual incentive plan, and long-term equity awards comprised of performance stock units, restricted stock units and stock options. The Compensation and Talent Management Committee believes that the elements of compensation that it provides create a flexible, performance-based compensation package that focuses and rewards executives for short and long-term performance, while aligning the interests of our executive officers with the interests of the Company’s stockholders.

Each element of executive compensation described above is determined based on:

•	the executive’s level of responsibility and function within the Company;
•	the overall performance and profitability of the Company;
•	the executive’s performance within the Company;
•	executive compensation offered to similarly-situated executives at peer companies; and
•	good governance practices.

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Through a combination of salary, incentive-based cash awards and other equity awards, the Compensation and Talent Management Committee desires to provide attractive and competitive compensation to the executive officers, a significant portion of which is contingent upon the Company’s performance.

How are the Company’s executive compensation programs structured in order to address the Company’s objectives?

Performance. Our executive compensation includes a significant amount of performance-based, or at-risk, compensation. We consider compensation to be performance-based or at-risk if payment is subject to achievement of performance targets or the value received is dependent on our stock price. For example, the Company’s 2019 long-term equity awards to executives consisted of one-third performance stock units, one-third restricted stock units and one-third stock options; performance stock units are earned only if the Company achieves pre-established 3 year performance goals and the stock options only have value as the Company’s stock price increases.

The charts below show the percentage of pay tied to financial or stock performance of 79% and 65% of the total compensation for 2019 of our CEO and other named executive officers, respectively.

In 2018, in order to further align executive compensation with performance, the Company introduced performance units to its long-term equity award program (as discussed in greater detail above). The Compensation and Talent Management Committee believes that the use of performance-based or at-risk compensation allows the Company to tailor the compensation paid to our executive officers to the Company’s performance and maintain a compensation system that significantly affects executive compensation in the event the Company does not meet the pre-determined performance goals. Furthermore, utilizing threshold performance targets puts the performance units entirely at risk, which means that in the event the Company does not meet the threshold performance goals, the performance units would not be paid to the executive officers.

Long-Term Incentive (LTI) Vehicle	% of Target LTI Value: NEOs other than CEO	% of Target LTI Value: CEO
Performance Stock Units	33%	75%
Stock Options	33%	0%
Service-based Restricted Stock Units	33%	25%

Alignment. By motivating and incentivizing our executive officers with regard to the Company’s short- and long-term goals, the Compensation and Talent Management Committee believes that the interests of the executive officers and the Company’s stockholders are properly aligned.

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This alignment is demonstrated by the fact that our executives’ bonuses have paid out below target for the last two years and they are closely aligned with our shareholders through our equity programs. In reviewing our CEO’s pay over his tenure, his target compensation vs. his “realizable” pay is illustrated on page 25, which aligns with our shareholders.

Did the Compensation and Talent Management Committee use the services of an independent consultant during 2019?

The Compensation and Talent Management Committee engaged CAP to conduct an analysis of the Company’s compensation levels and design for the Chief Executive Officer and the other executive officers of the Company. CAP also provided market context and advice for decisions related to incentives and other compensation practices.

Does the Compensation and Talent Management Committee use a peer group of companies?

Yes. As part of its evaluation of the Company’s compensation packages, CAP recommended a group of peer companies that reflect the Company’s rapid growth and entrepreneurial business model, as well as being within a reasonable range of the Company’s revenue, EBITDA, EBITDA margin, and market capitalization. Because our core products are in the over-the-counter and personal care sector, there are relatively few companies like us. As a result, we consider companies with strong brands and similar business models as comparable peers. In addition, given our operating model and high margins, we consider strong EBITDA performance to be an important metric in selecting our peers. Based on this analysis, the Compensation and Talent Management Committee approved the following peer group:

•	B&G Foods Holdings Corp.	•	Impax Laboratories, Inc.
•	Calavo Growers Inc.	•	Lancaster Colony Corp.
•	Church & Dwight Co.	•	Revlon, Inc.
•	Edgewell Personal Care Company	•	Hain Celestial Group, Inc.
•	Energizer Holdings, Inc.	•	Vista Outdoor Inc.
•	Helen of Troy Limited

Our peer group changed slightly from 2018, with the removal of Monster Beverage Corporation (which the Committee determined was no longer a strong peer) and Akorn, Inc. (which announced a merger in April 2017) and the addition of Vista Outdoor Inc.

For 2020 compensation planning, the Compensation and Talent Management Committee removed from the peer group Snyder’s-Lance Inc. (which was acquired in March 2018 by Campbell Soup Co.), Lancaster Colony (of which limited disclosure is available) and Impax Laboratories, Inc. (which completed its merger with Amneal Pharmaceuticals LLC in May 2018). Cott Corporation, Tupperware Brands Corporation, Jazz Pharmaceuticals plc, Akorn, Inc. and AMAG Pharmaceuticals, Inc. were added for 2020.

How does the Compensation and Talent Management Committee use market data from the peer group?

In determining compensation for 2019, the Compensation and Talent Management Committee reviewed and considered market data provided to it by CAP related to individual pay components (salary and target annual bonus opportunity), total cash compensation, long-term incentive target grant values, and total direct compensation, at the 25th percentile, median, and 75th percentile of the peer group. The Compensation and Talent Management Committee intends compensation to approximate the median level of compensation offered to similarly-situated executive officers at companies in the Company’s peer group. While market data is an important factor in setting pay, it is not the only factor we consider. For example, an executive officer’s total compensation may be higher or lower than the market median based on the level of responsibility, individual experience and performance in a particular year. In some situations, we will also use compensation survey data as an additional point of reference for select named executive officers.

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How does the Company determine the types and amounts of executive compensation?

Base Salary. The Compensation and Talent Management Committee determines the base salary for our executive officers by first reviewing peer group salaries for similarly-situated positions and then adjusting such salaries as necessary based on the scope of work, skills, experience, responsibilities, performance and seniority of the executive and the recommendation of the Chief Executive Officer (except in the case of his own compensation, which is determined by the Compensation and Talent Management Committee and the Board of Directors). In addition, with respect to promotions and new hires, the Compensation and Talent Management Committee considers the predecessor’s base salary. The Company views base salary as a fixed component of executive compensation that compensates the executive officer for the daily responsibilities assumed in keeping the Company operating throughout the year. The Compensation and Talent Management Committee reviews executive officers’ salaries annually at the end of the fiscal year and establishes the base salaries for the upcoming fiscal year. The base salaries paid to our named executive officers during 2019 are set forth in the “Salary” column of the Summary Compensation table later in this Proxy Statement.

In May 2019, in connection with its annual review of base salaries, the Compensation and Talent Management Committee approved adjustments in base salaries, as set forth below:

Name	2020 Salary	% Increase
Mr. Lombardi	$875,000	2.9%
Ms. Sacco	$522,675	3.5%
Mr. Connors*	N/A	N/A
Mr. P’Pool	$457,750	7.7%
Mr. Zerillo	$316,725	2.5%

*Mr. Connors was not eligible for a salary increase due to his impending departure.

Annual Cash Incentive Plan. The AIP provides our executive officers with the ability to earn additional cash compensation based on a percentage of base salary and the Company’s performance. The Company views the AIP as a performance-based component of executive compensation that motivates and incentivizes the executive officers to achieve the short-term goals of the Company and our stockholders.

At the start of a fiscal year, the Compensation and Talent Management Committee establishes performance measures for the AIP. For 2019, the Compensation and Talent Management Committee chose the following as corporate financial goals for the AIP:

Metric	Weighting	Definition	Rationale for Selection

AIP net sales	50%	Total revenues	Drive consistent top-line growth

AIP Adjusted EBITDA	50%	Operating income plus depreciation and amortization, integration, transition, purchase accounting, legal and various other costs associated with acquisitions and divestitures, tradename impairment and tax adjustment associated with acquisitions.	Drive stockholder value creation in terms of growth of earnings per share and free cash flow. The Compensation and Talent Management Committee assigned greater weight to the Adjusted EBITDA metric to recognize that profitable growth is critical.

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No bonuses will be payable under the AIP unless the Company achieves threshold performance for one or both of net sales and Adjusted EBITDA. If the Company achieves one or both of these threshold goals, then each of our named executive officer’s maximum award is 200% of his base salary. The Compensation and Talent Management Committee then uses negative discretion to pay a lesser amount based upon the pre-determined performance targets for net sales and Adjusted EBITDA and the individual performance of the executive. To guide it in exercising such discretion, the Compensation and Talent Management Committee establishes intermediate award opportunity ranges for each named executive officer. Accordingly, each named executive officer has a target bonus, expressed as a percentage of their base salary, which for 2019 were as follows: Mr. Lombardi, 100%; Ms. Sacco, 60%; Mr. Connors, 60%; Mr. P’Pool, 50%; and Mr. Zerillo, 40%.

The following table indicates the 2019 net sales, Adjusted EBITDA and payout levels approved by the Compensation and Talent Management Committee that correspond to the threshold, target and maximum performance by the Company. The named executive officers may earn no payment (if performance is below threshold) or a payment on a sliding-scale between the minimum (threshold) amount and the maximum amount, inclusive of the target amount based on the Company’s performance.

		Performance Level / Payout (mil)
		Threshold	Target	Maximum
Metric	Weighting	(50%)	(100%)	(200%)
Net Sales	50%	$899.6	$999.6	$1,099.6
Adjusted EBITDA	50%	$314.4	$349.3	$384.2

Following the close of the fiscal year, the Compensation and Talent Management Committee assesses the Company’s performance against the pre-determined performance targets and determines the amount, if any, of bonus earned by the executive officers. In order to be eligible to receive cash incentive compensation, the executive must be employed with the Company at the time payments are made by the Company.

Our 2019 net sales and Adjusted EBITDA for the Company were $975.8 million and $331.4 million, respectively. Based on the results of these financial metrics, our named executive officers earned 81% of their target bonus. To determine actual bonus payments, the Compensation and Talent Management Committee increased that bonus payout for certain named executive officers by 5% to 10% of their target bonus based on their individual performance throughout the year. When determining the adjustments to individual bonus payouts, the Compensation and Talent Management Committee considered each named executive officers’ achievement against their respective goals.

The following table reflects each named executive officer’s target bonus and actual payout.

Name	Target Bonus	Company Performance Payout (81% of Target Bonus)	Individual Performance Adjustment	Total Payout
Mr. Lombardi	$850,000	$688,500	$34,425	$722,925
Ms. Sacco	$303,000	$245,430	$24,543	$269,973
Mr. Connors	$304,200	$246,402	$(49,280)	$197,122
Mr. P’Pool	$212,500	$172,125	$17,213	$189,338
Mr. Zerillo	$123,600	$100,116	$10,012	$110,128

The 2019 AIP payouts to our named executive officers also are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table later in this Proxy Statement.

Equity Awards. Executive officers of the Company are eligible to receive annual equity awards under our LTIP. Awards under the LTIP help relate a significant portion of an executive officer’s long-term compensation directly to stock price appreciation realized by all of our stockholders and aligns an executive officer’s interests with those of our stockholders. Under the LTIP, our executive officers receive performance stock units, restricted stock units and stock options.

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Overall Philosophy and Objectives Regarding Equity Awards

The Company views the above-mentioned equity awards as components of executive compensation that motivate and incentivize management to achieve the long-term performance goals (including stock price appreciation) of the Company and our stockholders.

The Compensation and Talent Management Committee believes equity-based incentive compensation aligns executive and stockholder interests because:

•	the use of a multi-year vesting schedule for equity awards encourages executive retention and emphasizes the attainment of long-term performance goals;
•	paying a significant portion of executive compensation with long-term incentive-based compensation motivates and incentivizes the executive officers to meet the long-term performance goals set by the Compensation and Talent Management Committee; and
•	the executive officers will hold significant amounts of equity in the Company as required by the Company’s Stock Ownership Guidelines and will be motivated to increase stockholder value over the long-term.

Following discussions with CAP, the Board of Directors and our Chief Executive Officer, the Compensation and Talent Management Committee determined target award values for each executive based on the competitive range used by the peer group, as well as the individual performance of each executive. Target award values, are provided in the table below.

Name	2019 Targeted Award Value $
Mr. Lombardi	$2,660,000
Ms. Sacco	$760,000
Mr. Connors	$765,000
Mr. P’Pool	$425,000
Mr. Zerillo	$309,000

For our CEO, the Compensation and Talent Management Committee allocated approximately three-quarters of his targeted equity award value to performance stock units and the remaining one-quarter to restricted stock units. For our other named executive officers, the Compensation and Talent Management Committee allocated approximately one-third of the targeted equity award value to performance stock units, stock options and restricted stock units. In each case, the actual number of options and stock units granted was determined by dividing the allocated dollar value by the Black-Scholes value, in the case of the stock options, and the closing price of the Company’s common stock on the grant date, in the case of stock units. The 2019 equity grants to our named executive officers are set forth in the Grants of Plan-Based Awards table later in this Proxy Statement.

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Vesting Criteria for Equity Awards

Performance Stock Units

•     Vest at the end of three years if company achieves its pre-established goals relative to cumulative adjusted EBITDA and cumulative Net Sales (each weighted 50%)

•     Participants can earn up to 200% of the target number of shares with exceptional performance

•     If performance is below target, but above threshold, participants can earn 50% of their award

•     If performance is below threshold, participants earn 0% of their award

Stock Options	Vest ratably over three years based on service

Restricted Stock Units	Vest ratably over three years based on service

Special Retirement Vesting Provisions. Historically, our long-term equity awards provided that, upon an employee’s retirement, the Compensation and Talent Management Committee, at its discretion, could accelerate the vesting of such employee’s outstanding awards. In order to provide certainty to those with a significant number of years of service with us, encourage smooth transition, and to more closely align with the market practices of our peers, the Compensation and Talent Management Committee approved a “Rule of 62” policy for long-term equity awards granted in 2018 and beyond. Pursuant to the “Rule of 62,” if an employee retires from the Company with at least five years of service and a total of age and years of service at retirement equal to or greater than 62, then his or her outstanding awards will vest, based on actual performance at the end of the 3-year performance period in the case of performance units, and in each case prorated based upon the employee’s length of employment during the vesting or performance period, as applicable. In each case the employee must give at least six months’ notice prior to retirement.

Severance and Change in Control Provisions. Our LTIP provides that the Compensation and Talent Management Committee may, at its discretion, decide to vest the non-vested portion of a grantee’s restricted stock units or stock option award if a grantee’s employment is terminated due to death, disability or retirement. All non-vested equity awards under the LTIP granted after May 2018, vest in connection with a change of control only after both a change in control event and the employee’s subsequent termination. All previously granted equity awards vest on an accelerated basis in the event of a change in control of the Company, whether or not the grantee is subsequently terminated (with performance stock units vesting based on the greater of (i) the target number of performance stock units, or (ii) the number of performance stock units earned based on the actual level of achievement of the performance objectives, measured as of the effective date of the change in control). For additional information regarding severance and change-in-control payments that the Company may be obligated to pay to a named executive officer in the future due to the termination of his employment pursuant to the Executive Severance Plan, please see the sections titled “Executive Compensation and Other Matters – Potential Payments Upon Termination or Change in Control,” “Executive Compensation and Other Matters – Employment Agreements” and “Executive Compensation and Other Matters – Additional Vesting Provisions” contained elsewhere in this Proxy Statement.

What policies are there on timing when equity awards are made?

The Company grants equity awards to its employees as soon as practicable after the beginning of a fiscal year, typically at its first regularly scheduled board meeting in the new fiscal year. The equity awards are granted after the Chief Executive Officer has presented a proposed structure and level of awards and the Compensation and Talent Management Committee has fully reviewed all aspects of the awards, including the value of the awards and the vesting period. The awards are valued at the market closing price on the day of grant.

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Are the Company’s directors and executive officers required to own a minimum amount of the Company’s common stock?

Yes, the Board of Directors has adopted Stock Ownership Guidelines for the Board of Directors and executive officers of the Company in order to align their interests with the Company’s stockholders. Each person subject to the Stock Ownership Guidelines is expected to be fully compliant with the guidelines by the date of the first Annual Meeting of Stockholders following the fifth anniversary of the date of employment as an executive officer of the Company or, for directors, the date of election to the Board. The following equity interests are included for purposes of determining compliance with the Stock Ownership Guidelines:

•	shares of the Company purchased on the open market or in privately negotiated transactions
•	shares of the Company acquired by inheritance or gift
•	shares of the Company held by immediate family members
•	shares of the Company held in trust for the benefit of the director or executive officer or the director’s or executive officer’s immediate family members
•	vested Restricted Stock and Restricted Stock Units of the Company
•	vested “in-the-money” stock options of the Company calculated based on the dollar amount the stock price exceeds the option price
•	unvested Restricted Stock and Restricted Stock Units of the Company that cliff vest after three years or more from the date of grant to the extent full years of service have been completed (for example, one-third of RSUs granted with a three-year vesting requirement are included for purposes of determining compliance with the guidelines at the one-year anniversary of the grant)

The following equity interests are not included for purposes of determining compliance with the Stock Ownership Guidelines:

•	Unvested Restricted Stock and Restricted Stock Units, except as provided above
•	Unvested stock options
•	Vested but not “in-the-money” stock options

The Stock Ownership Guidelines are summarized as follows:

Office	Value of Stockholdings Required to be Owned
Non-Employee Director	5X Annual Retainer
Chief Executive Officer	4X Annual Salary (exclusive of annual bonus)
Chief Financial Officer, Chief Marketing Officer and General Counsel	3X Annual Salary (exclusive of annual bonus)
Other senior executive officers	2X Annual Salary (exclusive of annual bonus)

Any executive officer of the Company not in compliance with the Stock Ownership Guidelines may be considered ineligible to receive equity grants under the Company’s LTIP until the executive officer meets the guidelines. In addition, until compliance with the guidelines is achieved, the Company may elect to pay cash bonus awards in the form of Restricted Stock Units.

Does the Company have a policy regarding hedging or pledging Company securities?

Yes. The Company’s Insider Trading Policy prohibits hedging and limits any pledging by the Company’s directors, executive officers and employees.

Does the Company have a policy regarding the recovery of incentive-based compensation paid to executive officers if the Company restates its financial statements?

Yes. Pursuant to the Clawback Policy, in the event that the Company is required to restate its financial statements due to material non-compliance with any financial reporting requirement under the U.S. federal securities laws, the Company will, subject to the terms of the Clawback Policy, seek to recover from senior management any incentive-based compensation that was paid to or received by, or is to be paid to, senior management for the three years immediately preceding the period for which the Company is required to restate its financial statements, insofar as such incentive compensation is a result of errors within the financial statements that are required to be restated. The amount of the incentive-based compensation that the Company will seek to recover is the difference between the amount of the incentive-based compensation received by senior management based on the erroneous financial statements and the amount of incentive-based compensation that would have been paid to senior management based on the financial statements as restated. Notwithstanding the foregoing, the Company is not obligated to pursue any recovery if the Board of Directors or applicable Committee determines that the recovery amount is de minimis to the Company or the expected cost of recovery will exceed the amount to be recovered.

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What are the respective roles of the Compensation and Talent Management Committee, its consultant and the Company’s executive officers in determining executive compensation?

Executive Officer Compensation. Mr. Lombardi, our President and Chief Executive Officer, with the assistance of certain members of senior management, participated in discussions with, and made recommendations to, the Compensation and Talent Management Committee regarding the setting of base salaries and cash and equity incentive plan compensation for the other executive officers. Mr. Lombardi was assisted by certain members of senior management and CAP in reviewing the competitive landscape for executive talent and structuring the types and levels of executive compensation for review by the Compensation and Talent Management Committee.

Chief Executive Officer Compensation. The Compensation and Talent Management Committee and the Board of Directors are responsible for establishing the CEO’s compensation package. The Compensation and Talent Management Committee consulted with CAP, its independent compensation consultant, in determining the compensation to be awarded to Mr. Lombardi in 2019, and in determining his compensation program for 2020.

COMPENSATION AND TALENT MANAGEMENT COMMITTEE REPORT

This Compensation and Talent Management Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act.

The Compensation and Talent Management Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions of the Compensation Discussion and Analysis with management, the Compensation and Talent Management Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for 2019.

MEMBERS OF THE 2019 COMPENSATION AND TALENT MANAGEMENT COMMITTEE

James M. Jenness (Chairman)
John E. Byom

Gary E. Costley

Shelia A. Hopkins

Carl J. Johnson

Natale S. Ricciardi

EXECUTIVE COMPENSATION AND OTHER MATTERS

Who are our Executive Officers?

Our executive officers are as follows:

Name	Age	Position
Ronald M. Lombardi	55	President and Chief Executive Officer
Christine Sacco	44	Chief Financial Officer
William C. P’Pool	53	Senior Vice President, General Counsel and Corporate Secretary
Jeffrey Zerillo	58	Senior Vice President, Operations

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What are the backgrounds of our executive officers?

Ronald M. Lombardi, President and Chief Executive Officer. Biographical information for Mr. Lombardi is set forth above under “Proposal No. 1 – Election of Directors.”

Christine Sacco, Chief Financial Officer, was appointed to the position of Chief Financial Officer for the Company on September 2016. Ms. Sacco joined the Company from Boulder Brands, Inc., where she served as the Chief Financial Officer and Treasurer from January 2012 to January 2016 and Vice President and Controller from January 2008 to January 2012 including Principal Accounting Officer from January 2011 to March 2012. From October 2002 until January 2008, she held positions of increasing financial responsibility with Alpharma, Inc., a global specialty pharma company where she last held the position of Vice President, Treasurer. Ms. Sacco began her career with Ernst & Young and worked for five years in the Audit and Assurance group.  She holds a B.S. in accounting from St. Thomas Aquinas College and is a Certified Public Accountant.

William C. P’Pool, Senior Vice President, General Counsel and Corporate Secretary, was appointed to the position of Senior Vice President, General Counsel and Corporate Secretary for the Company in November 2016. From June 2004 to April 2015, Mr. P’Pool served as Senior Vice President, General Counsel and Corporate Secretary at Mead Johnson Nutrition Company, a nutritional products company. From May 2001 to June 2004, Mr. P'Pool served as a Senior Counsel and Director of Legal Services at Yum! Brands, Inc. From 1991 to 2001, he served in legal roles of increasing responsibility at GrafTech International, Service Merchandise Company, among others. He earned a B.S. in business from Murray State University and a J.D. from the University of Kentucky.

Jeffrey Zerillo, Senior Vice President, Operations, has served as Senior Vice President, Operations since April 2018. Mr. Zerillo joined the Company from Teva Pharmaceuticals, a pharmaceutical company, where he served as Vice President, Supply Chain Management for the America’s Region from 2016 to 2018. He brings experience managing complex supply chains in pharmaceuticals, biologics and medical device from companies including Actavis/Allergan, a pharmaceutical company, from 2014 to 2016, Purdue Pharma from 1995 to 2013, Tura L.P. from 1994 to 1995 and Instrumentation Laboratories from 1988 to 1994. He earned a B.S. in Business Management- Production Operations from York College of Pennsylvania and an Executive Certificate from Sloan School of Business.

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SUMMARY COMPENSATION TABLE

The following table includes information regarding the compensation paid or awarded to the named executive officers listed below during our fiscal years ended March 31, 2019, 2018 and 2017. We have no pension or deferred compensation plans and, therefore, have omitted the column regarding compensation under such plans.

Name and Principal	Fiscal	Salary	Bonus		Stock Awards (6)		Option Awards (7)	Non- Equity Incentive Plan Compen- sation (8)	All Other Compen- sation		Total
Position	Year	($)	($)		($)		($)	($)	($)		($)
Ronald M. Lombardi	2019	850,000			2,660,002		0	722,925	41,620	(9)	4,274,547
President and Chief	2018	850,000			1,700,021		835,004	765,000	41,378	(9)	4,191,404
Executive Officer	2017	800,000	80,000	(3)	599,990		1,195,919	896,000	18,984	(9)	3,590,892

Christine Sacco	2019	505,000			506,653		253,333	269,973	8,645	(10)	1,543,604
Chief Financial Officer	2018	487,000			487,035		239,200	292,200	33,505	(11)	1,538,940
	2017	261,575	15,675	(3)	237,519		475,014	152,048	4,636	(10)	1,146,466

Timothy J. Connors (1)	2019	507,000			510,012		254,999	197,122	13,073	(10)	1,482,206
Executive Vice	2018	490,000			500,052		245,581	279,300	10,992	(10)	1,525,925
President, Sales and	2017	465,750	27,945	(3)	232,894		464,166	285,039	11,231	(10)	1,487,025
Marketing

William C. P’Pool	2019	425,000			283,346		141,670	189,338	12,540	(10)	1,051,894
Senior Vice President,	2018	410,000			273,368		134,260	205,000	91,548	(11)	1,114,176
General Counsel and	2017	151,233	7,600	(3)	133,360		266,682	73,720	8,549	(10)	641,144
Corporate Secretary

Jeffrey Zerillo (2)	2019	296,125	100,000	(4)	382,744	(5)	102,997	110,128	13,249	(10)	1,005,243
Senior Vice President,
Operations

(1)	Mr. Connors resigned from the Company effective May 31, 2019.

(2)	Mr. Zerillo commenced employment with the Company in April 2018.

(3)	Reflects bonuses paid in connection with the merger with C.B. Fleet Company, Inc.

(4)	Reflects a one-time sign-on bonus for Mr. Zerillo in connection with his joining the Company.

(5)	Includes an additional one-time RSU grant related to his commencement of employment with the Company.

(6)	The amounts shown in this column reflect the grant date fair value of restricted stock unit awards and performance stock unit awards, determined in accordance with Financial Accounting Standards Board ASC Topic 718 Stock Compensation (“FASB ASC Topic 718”). The fair value of the restricted stock unit awards and performance stock unit awards is based on the market value of the Company’s common stock on the grant date. The grant date value of the performance stock unit awards was computed by multiplying (i) the target number of performance stock units awarded to each named executive officer, which was the assumed probable outcome as of the grant date, by (ii) the grant date fair value used for financial reporting purposes. Assuming, instead, that the highest level of performance would be achieved, the grant date fair values of the performance stock units would have been as follows: Mr. Lombardi, $1,700,020 (2018) and $3,990,002 (2019); Ms. Sacco, $487,035 (2018) and $506,653 (2019); Mr. Connors, $500,052 (2018) and $510,012 (2019); Mr. P’Pool, $273,368 (2018) $283,346 (2019); and Mr. Zerillo, $205,984 (2019).

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(7)	The amounts shown in this column reflect the grant date fair value of stock option awards, determined in accordance with FASB ASC Topic 718. The fair value of each stock option award was estimated on the date of grant using the Black-Scholes Option Pricing Model (“Black-Scholes Model”). The Black-Scholes Model uses certain assumptions about expected volatility of the Company’s common stock, the expected term of the stock options and risk-free interest rates. For additional information regarding the assumptions used in the Black-Scholes Model for options granted in 2019, 2018 and 2017, please see Note 13 to the financial statements contained in our Annual Report on Form 10-K for 2019, which is included in the Annual Report to Stockholders accompanying this Proxy Statement.

(8)	Non-equity incentive plan awards are accrued for the fiscal year in which earned but are paid promptly after the completion of the audit of the Company’s financial statements for such fiscal year.

(9)	Represents a matching contribution by the Company on the named executive officer’s behalf to the Company’s 401(k) plan plus expenses related to the use of corporate housing leased by the Company in the amounts of $31,802 (2018) and $34,027 (2019).

(10)	Represents a matching contribution by the Company on the named executive officer’s behalf to the Company’s 401(k) plan.

(11)	Represents a matching contribution by the Company on Ms. Sacco and Mr. P’Pool behalf to the Company’s 401(k) plan plus $25,632 for Ms. Sacco’s relocation expenses and $80,304 for Mr. P’Pool’s relocation expenses paid by the Company.

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GRANTS OF PLAN-BASED AWARDS IN 2019

The following Grants of Plan-Based Awards table provides additional information regarding non-equity and equity incentive plan awards granted to the named executive officers during 2019. The non-equity incentive plan awards were granted pursuant to the 2019 AIP and the equity incentive plan awards were granted pursuant to the LTIP. The equity incentive plan awards were comprised of performance stock units, restricted stock units and stock options.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares or Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
		Threshold	Target	Maximum	Threshold	Target	Maximum	of Units	Options	Awards	Option Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)(2)	(#)(3)	($/Sh)	($)(4)
Mr. Lombardi		425,000	850,000	1,700,000
	5/8/2018								0	NA	0
	5/8/2018							22,573			665,000
	5/8/2018				33,859	67,719	135,438				1,995,001

Ms. Sacco		151,500	303,000	606,000
	5/8/2018								24,788	29.46	253,333
	5/8/2018							8,599			253,326
	5/8/2018				4,299	8,599	17,198				253,326

Mr. Connors		152,100	304,200	608,400
	5/8/2018								24,951	29.46	254,999
	5/8/2018							8,656			255,005
	5/8/2018				4,328	8,656	17,312				255,005

Mr. P’Pool		106,250	212,500	425,000
	5/8/2018								13,862	29.46	141,669
	5/8/2018							4,809			141,673
	5/8/2018				2,404	4,809	9,618				141,673

Mr. Zerillo		61,800	123,600	247,200
	5/8/2018								10,078	29.46	102,997
	5/8/2018							9,496			279,752
	5/8/2018				1,748	3,496	6,992				102,992

(1)	Represents performance stock units, which may be earned based on the achievement of adjusted earnings per share growth, adjusted cash flow productivity and relative total shareholder return, as described in further detail in the “Compensation Discussion Analysis.”

(2)	Represents restricted stock units, which vest in three equal annual installments commencing on the first anniversary of the date of grant for the restricted stock units.

(3)	Represents stock options, which vest in three equal annual installments commencing on the first anniversary of the date of grant.

(4)	Represents the grant date fair value of the awards, determined in accordance with FASB ASC Topic 718.

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OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END

The following table summarizes the equity awards granted to the named executive officers that were outstanding as of March 31, 2019.

	Option Awards						Stock Awards
Name	Number Of Securities Underlying Unexercised Options (#) Exercisable		Number Of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (17)(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)($)
Mr. Lombardi	0		0		0	0	22,573	(17)	675,158	33,860	(19)	1,012,753
	13,129	(10)	26,258	(10)	56.11	5/8/2027	10,100	(16)	302,091	7,575	(18)	226,568
	35,816	(11)	17,909	(11)	57.18	5/9/2026	10,493	(13)	313,846

	32,800	(3)			33.50	5/12/2024

	38,793	(4)	0	(4)	29.94	5/14/2023

	52,367	(5)	0	(5)	13.24	5/9/2022
	23,220	(6)	0	(6)	11.27	5/10/2021
	6,373	(7)	0	(7)	11.90	12/5/2020

Ms. Sacco	0	(12)	24,788	(12)	29.46	5/7/2028	8,599	(17)	257,196	4,300	(19)	128,613
	3,761	(10)	7,522	(10)	56.11	5/8/2027	2,894	(16)	86,560	2,170	(18)	64,905
	17,164	(8)	8,582	(8)	47.39	9/12/2026	5,012	(14)	149,909

Mr. Connors (20)	0	(12)	24,951	(12)	29.46	5/7/2028	8,656	(17)	258,901	4,328	(19)	129,450
	3,861	(10)	7,723	(10)	56.11	5/8/2027	2,971	(16)	88,863	2,228	(18)	66,639
	13,901	(11)	6,951	(11)	57.18	5/9/2026	4,073	(13)	121,823
	26,625	(2)	0	(2)	41.44	5/11/2025

	60	(3)	0	(3)	33.50	5/12/2024

Mr. P’Pool	0	(12)	13,862	(12)	29.46	5/7/2028	4,809	(17)	143,837	2,405	(19)	71,934
	2,111	(10)	4,222	(10)	56.11	5/8/2027	1,624	(16)	48,574	1,218	(18)	36,430
	9,122	(9)	4,561	(9)	50.06	11/14/2026	2,664	(15)	79,680

Mr. Zerillo	0	(12)	10,078	(12)	29.46	5/7/2028	9,496	(17)	284,025	1,748	(19)	52,283

(1)	Represents the value of restricted stock units or performance stock units, as applicable on March 31, 2019, which was calculated using $29.91 per share, the closing price of the Company’s common stock on the NYSE on March 29, 2019, the last trading day of 2019.

(2)	Represents stock options granted to the named executive officer on May 11, 2015, which vested in approximately three equal annual installments on May 11, 2016, 2017 and 2018.

(3)	Represents stock options granted to the named executive officer on May 12, 2014, which vested in approximately three annual equal annual installments on May 12, 2015, 2016 and 2017.

(4)	Represents stock options granted to the named executive officer on May 14, 2013, which vested in approximately three equal annual installments on May 14, 2014, 2015 and 2016.

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(5)	Represents stock options granted to the named executive officer on May 9, 2012, which vested in approximately three equal annual installments on May 9, 2013, 2014 and 2015.

(6)	Represents stock options granted to the named executive officer on May 10, 2011, which vested in approximately three equal annual installments on May 10, 2012, 2013 and 2014.

(7)	Represents stock options granted to Mr. Lombardi on December 6, 2010, which vested in approximately three equal annual installments on December 6, 2011, 2012 and 2013.

(8)	Represents stock options granted to Ms. Sacco on September 12, 2016, which vest in approximately three equal installments on September 12, 2017, 2018 and 2019.

(9)	Represents stock options granted to Mr. P’Pool on November 14, 2016, which vest in approximately three equal installments on November 14, 2017, 2018 and 2019.

(10)	Represents stock options granted to the named executive officer on May 8, 2017, which vest in approximately three equal installments on May 8, 2018, 2019 and 2020.

(11)	Represents stock options granted to the named executive officer on May 9, 2016, which vested in three equal annual installments on May 9, 2017, 2018 and 2019.

(12)	Represents stock options granted to the named executive officer on May 7, 2018, which vested in approximately three equal installments on May 7, 2019, 2020 and 2021.

(13)	Represents restricted stock units granted to the named executive officer on May 9, 2016, which vested on May 9, 2019.

(14)	Represents restricted stock units granted to Ms. Sacco on September 12, 2016, which vest on September 12, 2019.

(15)	Represents restricted stock units granted to Mr. P’Pool on November 14, 2016, which vest on November 14, 2019.

(16)	Represents restricted stock units granted to the named executive officers on May 8, 2017, which vest in approximately three equal installments on May 8, 2018, 2019 and 2020.

(17)	Represents restricted stock units granted to the named executive officer on May 7, 2018, which vest in approximately three equal installments on May 7, 2019, 2020 and 2021.

(18)	Represents performance stock units granted to the named executive officer on May 8, 2017, which are eligible to vest on May 8, 2020 based on achievement of goals related to adjusted earnings per share growth, adjusted cash flow productivity and relative total shareholder return, as described in further detail in the “Compensation Discussion Analysis”. In accordance with SEC rules and based on performance through March 31, 2019, the number of performance stock units reflected in the table is based on an assumed achievement at the threshold performance level.

(19)	Represents performance stock units granted to the named executive officer on May 7, 2018, which are eligible to vest on May 7, 2021 based on achievement of goals related to adjusted earnings per share growth, adjusted cash flow productivity and relative total shareholder return, as described in further detail in the “Compensation Discussion Analysis”. In accordance with SEC rules and based on performance through March 31, 2019, the number of performance stock units reflected in the table is based on an assumed achievement at the threshold performance level.

(20)	Mr. Connors forfeited his unvested equity awards in connection with his resignation from the Company effective May 31, 2019.

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2019 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mr. Lombardi	0	0	62,973	1,899,127
Ms. Sacco	0	0	1,446	42,079
Mr. Connors	60,407	449,621	56,941	2,029,647
Mr. P’Pool	0	0	812	23,629
Mr. Zerillo	0	0	0	0

(1)	Represents the number of shares underlying the exercised options multiplied by the difference between the fair market value on the exercise date and the exercise price of the option.

(2)	Represents the quoted market value of the underlying shares on the applicable vesting dates multiplied by the number of shares vested.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreements

Do any named executive officers have employment agreements or other written employment arrangements?

No. On October 30, 2017, the Compensation and Talent Management Committee approved the Executive Severance Plan in order to better reflect current compensation practices and trends by transitioning away from individual agreements with our executive officers. In connection with the adoption of the Severance Plan, the Company provided written notice of its election to not renew the term of its employment agreements place with Messrs. Lombardi and Connors. Similarly, the Company provided written notice to its executive officers with whom was party to an offer letter (including Ms. Christine Sacco) that the severance terms contained in their offer letters with the Company was of no further force and effect upon their commencement of participation in the Severance Plan.

What are the terms of the Amended and Restated Executive Severance Plan?

On October 29, 2018, the Compensation and Talent Management Committee amended the Executive Severance Plan to modify certain benefits payable in the event of a Change in Control, as defined in the plan. Pursuant to the terms of the plan, the Compensation and Talent Management Committee will, in its sole discretion, select eligible employees for participation in the Executive Severance Plan and designate such employees as Tier One or Tier Two participants, subject to timely execution of a participation letter agreement (the “Letter Agreement”). Pursuant to the terms of the Letter Agreement, the participants will agree to be bound by the terms and conditions of the Executive Severance Plan and the Letter Agreement. The Compensation and Talent Management Committee designated Mr. Lombardi as a Tier One participant and certain other executive officers as Tier Two participants, including Messrs. Connors, P’Pool, Zerillo and Ms. Sacco.

The Executive Severance Plan provides for the payment of severance and other benefits to participants in the event of their termination of employment by the Company without cause or resignation for good reason, each as defined in the Executive Severance Plan (each, a “Qualifying Termination”).

•	In the event of a Qualifying Termination prior to a Change in Control, the Executive Severance Plan provides the following payments and benefits to the participant: (i) a prorated annual incentive payment in respect of the participant’s service during the fiscal year in which his or her date of termination occurred based on actual performance results for such fiscal year; (ii) severance equal to a multiple (1.5, in the case of a Tier One participant, and 1, in the case of a Tier Two participant), of the sum of the participant’s annual base salary plus his or her target annual incentive, payable over a period of twelve months, in accordance with the Company’s regular payroll practices; and (iii) payment of COBRA premiums for a period of twelve months.

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•	In the event of a Qualifying Termination upon or within 24 months of a Change in Control, the Executive Severance Plan provides the following payments and benefits to the participant: (i) a prorated annual incentive payment in respect of the participant’s service during the fiscal year in which his or her date of termination occurred based on actual performance results for such fiscal year; (ii) severance equal to a multiple (2.5, in the case of a Tier One participant, and 2, in the case of a Tier Two participant), of the sum of the participant’s annual base salary plus his or her target annual incentive, payable in a lump sum upon termination; (iii) payment of COBRA premiums for a period of eighteen months; and (iv) outplacement services suitable to participant’s position.

The Executive Severance Plan provides that in the event that the payments described above would, if paid, be subject to excise taxes that may be imposed on excess parachute payments under Section 4999 (the “Excise Tax”) of the Internal Revenue Code of 1986, as amended, then the payments will be reduced to the extent necessary so that no portion of the payments is subject to the Excise Tax, provided that net amount of the reduced payments, after giving effect to income tax consequences, is greater than or equal to the net amount of the payments without such reduction, after giving effect to the Excise Tax and income tax consequences.

In order to be entitled to severance payments and benefits, the participant will be required to comply with the terms and conditions of the Executive Severance Plan and the Letter Agreement, including, without limitation, a requirement to execute a release and waiver of all claims in favor of the Company and comply with certain post-employment covenants, including a confidentiality covenant and a covenant not to compete with the Company or solicit the Company’s employees for eighteen months, in the case of a Tier One participant, or twelve months, in the case of a Tier Two participant, following termination of employment.

The Compensation and Talent Management Committee may amend or terminate the Executive Severance Plan at any time; provided that (i) no such action may impair the rights of a participant who previously has incurred a Qualifying Termination without his or her consent, and (ii) the Executive Severance Plan may not be terminated or amended after a change in control of the Company in any manner that would adversely affect the benefits available to any participant in the Executive Severance Plan.

What are the special vesting provisions for equity awards?

Our LTIP provides that the Compensation and Talent Management Committee may, at its discretion, decide to vest the non-vested portion of a grantee’s restricted stock units or stock option award if a grantee’s employment is terminated due to death, disability or retirement. All non-vested equity awards under the LTIP granted prior to June 2018 will vest on an accelerated basis in the event of a change in control of the Company, whether or not the grantee is subsequently terminated (with performance stock units vesting based on the greater of (i) the target number of performance stock units, or (ii) the number of performance stock units earned based on the actual level of achievement of the performance objectives, measured as of the effective date of the change in control).

For long-term equity awards granted after May 2018, all non-vested equity vests in connection with a change of control only after both a change in control event and the employee’s subsequent termination. Specifically:

•	If (i) a change in control occurs while the employee is employed by us, and (ii) the equity award is not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, then the equity award will become fully-vested as of the date of the change in control.

•	If (i) a change in control occurs while the employee is employed by us, and (ii) the equity award is assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by our Board, then the equity award will become fully-vested if within twenty-four (24) months following the change in control, the participant’s employment is terminated by the Company other than for cause, disability or death or the participant resigns for good reason (as such terms are defined in the applicable award agreement).

Also, as discussed earlier in this CD&A:

•	For long-term equity awards granted in 2018 and beyond, the Compensation and Talent Management Committee approved a “Rule of 62” policy, pursuant to which an employee’s outstanding time-based equity awards will vest, based on actual performance at the end of the 3-year performance period in the case of performance units, and in each case prorated based upon the employee’s length of employment during the vesting or performance period, as applicable, in the event he or she with at least six months’ notice retires from the Company with at least five years of service and a total of age and years of service at retirement equal to or greater than 62.

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Summary of Potential Payments upon Termination or Change in Control

As described above, each of our named executive officers is entitled to certain benefits in the event his employment is terminated under specified circumstances. Circumstances which would trigger payments and/or other benefits to our named executive officers include termination of employment by the Company without cause, termination by the named executive officer for good reason or a change in control of the Company.

The following table sets forth payments and benefits that may be received by our named executive officers in the event of termination for specified reasons and/or a change in control of the Company.

The following information has been prepared based on the assumption that the named executive officer’s employment terminated, or a change in control of the Company occurred, on March 31, 2019. With respect to the accelerated vesting of equity awards, the value of such acceleration was calculated using $29.91 the closing price of our common stock on March 29, 2019, the last trading day of 2019.

Name	Termination by Company Without Cause or Resignation with Good Reason ($)(1)	Death/ Disability ($)(2)	Qualifying Termination in Connection with Change in Control ($)(3)	Change in Control (Absent Qualifying Termination) ($)(4)
Mr. Lombardi	2,581,080	3,769,677	8,066,297	3,769,677
Ms. Sacco	839,080	891,825	2,554,445	891,825
Mr. Connors (5)	842,280	872,995	2,542,015	872,995
Mr. P’Pool	668,580	495,027	1,816,647	495,027
Mr. Zerillo	450,080	393,126	1,277,746	393,126

(1)	Reflects benefits payable pursuant to the terms and conditions of the Executive Severance Plan, as amended effective October 29, 2018. Assumes that the Compensation and Talent Management Committee does not vest the non-vested portion of the named executive officer’s outstanding, unvested equity awards, in which case such awards will be forfeited.

(2)	Assumes that the Compensation and Talent Management Committee decided to vest the non-vested portion of the named executive officer’s outstanding, unvested stock option and restricted stock unit awards. Performance units will remain outstanding and vest on a pro-rata basis based upon actual performance against the pre-established performance criteria (and, therefore, no value is included in this column with respect to outstanding performance units).

(3)	Assumes that the named executive officer had a Qualifying Termination in connection with a change in control of the Company. In addition to the severance payments to be received in connection with a Qualifying Termination following a change in control, the amount shown includes the value of the accelerated vesting of performance stock units (based on target performance), restricted stock units and “in-the-money” stock option awards.

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(4)	Reflects the value of the accelerated vesting of performance stock units (based on target performance), restricted stock units and “in-the-money” stock option awards granted prior to June 2018. Awards granted after June 2018 vest in connection with a change of control only after both a change in control event and the employee’s subsequent termination (and, therefore, the estimated value of such awards are included in the preceding column).

(5)	Mr. Connors did not receive any severance or other benefits in connection with his resignation effective May 31, 2019.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.

For 2019, our last completed fiscal year, the median of the annual total compensation of all employees of the Company (other than our CEO) was $74,585, and the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $4,274,547. Based on this information, for 2019, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 57 to 1.

For 2019, we used the same median employee that was identified in 2018 since there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustment and estimates that we used were as follows:

•	We selected January 1, 2018 as the date upon which we would identify the “median employee.” As of January 1, 2018, we had 537 global employees (full-time, part-time, temporary and seasonal) working at the Company and its consolidated subsidiaries.

•	To determine our “median employee” from our employee population, we used a consistently applied compensation definition and chose total taxable wages before deductions for pre-tax items derived from our payroll records.

•	We did not exclude any employees and we did not make any cost-of-living adjustments.

•	For employees located outside the United States, we applied a currency adjustment based on the average applicable foreign currency exchange rates for the calendar year 2017.

•	We determined that the “median employee” was a full-time hourly employee located in the United States, with taxable wages before deductions for pre-tax items for the 12-month period ending December 31, 2017 in the amount of $62,219.

•	With respect to the annual total compensation of the previously identified “median employee,” we calculated the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $74,585.

•	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our 2019 Summary Compensation Table included in this Proxy Statement.

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DIRECTOR COMPENSATION IN 2019

The following table sets forth the cash and equity compensation paid or awarded to our non-employee directors during 2019. The columns regarding option awards and non-equity incentive, pension and deferred compensation plans have been omitted, as the Company does not provide such elements of compensation to our directors for their services.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Dr. Costley	100,000	135,023	235,023
Mr. Byom	92,500	135,023	227,523
Ms. Hopkins	75,000	135,023	210,023
Mr. Jenness	90,000	135,023	225,023
Mr. Johnson	87,500	135,023	222,523
Mr. Ricciardi	75,000	135,023	210,023

(1)	Represents the grant date fair value of the stock awards granted in 2019, determined in accordance with FASB ASC Topic 718. On July 31, 2018, each of Ms. Hopkins and Messrs. Byom, Costley, Jenness, Johnson and Ricciardi received 3,779 restricted stock units, representing $135,000 divided by $35.73 (the closing price of our common stock on the NYSE on July 31, 2018). The restricted stock units, which entitle the grantee to receive one share of common stock for each restricted stock unit, vested on the date of the grant and will be settled upon the earliest to occur of such director’s death, disability or the six month anniversary of cessation of board service for any reason other than death or disability. As of March 31, 2019, Ms. Hopkins and Messrs. Byom, Costley, Jenness, Johnson and Ricciardi held 10,314, 34,785, 34,785, 10,676, 14,014 and 8,585 restricted stock units, respectively.

For more information regarding the compensation arrangements we have with our directors, please see “Proposal No. 1 - Election of Directors - How are the Company’s directors compensated?” on page 11 of this Proxy Statement.

COMPENSATION AND TALENT MANAGEMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2019, James M. Jenness, John E. Byom, Gary E. Costley, Sheila A. Hopkins, Carl J. Johnson and Natale S. Riccardi served as members of the Compensation and Talent Management Committee. During 2019, no member of the Compensation and Talent Management Committee served as an officer or employee of the Company or its subsidiaries, was formerly an officer of the Company or its subsidiaries, or entered into any transactions with the Company or its subsidiaries that would require disclosure under applicable SEC regulations. During 2019, none of our executive officers served as a member of the compensation committee or on the board of directors of another entity, any of whose executive officers served on our Compensation and Talent Management Committee or on our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Were there any conflict of interest transactions during 2019?

No person or entity had significant business relationships with us in 2019 that would require disclosure under applicable SEC regulations, and no transactions that would need to be disclosed under SEC regulations are currently planned for 2020.

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Has the Board adopted a Related Persons Transaction Policy?

In 2008, we adopted a Related Persons Transaction Policy. A summary of the Related Persons Transaction Policy is set forth below and the full text of the Policy is available at the “Investors” tab on our website at www.prestigeconsumerhealthcare.com.

Transactions Subject to the Policy. A Related Person Transaction is a transaction in which the Company (which, for purposes of determining whether a transaction qualifies, includes the Company’s subsidiaries) is or will be a Participant (as defined below), involving an amount exceeding $120,000, and in which any Related Person (as defined below) had or will have a direct or indirect material interest. The term “Participant” is broadly defined to include situations in which the Company is not technically a party but has influenced another party to enter into a transaction or provide value to a Related Person. For example, facilitating the use of a Related Person as a supplier to the Company’s contract manufacturer would constitute “participation” by the Company and bring such an arrangement within the scope of the Policy.

The following transactions are exempt from the Policy:

•	Payment of compensation by the Company to a Related Person for service to the Company in the capacity or capacities that give rise to the person’s status as a Related Person, so long as the compensation is publicly disclosed, if such disclosure is required, in the Company’s Annual Report on Form 10-K (or Proxy Statement or information statement incorporated by reference into such Annual Report);

•	Transactions available to all employees or all stockholders of the Company on the same terms and conditions; and

•	Transactions that, when aggregated with the amount of all other transactions between the Related Person and the Company, involve less than $120,000 in a fiscal year.

Definition of Related Person. For purposes of the Policy, a “Related Person” means:

•	Any person who is, or at any time since the beginning of the Company’s most recently completed fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

•	Any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

•	Any Immediate Family Member (as defined in the Policy) of any of the foregoing persons; and

•	Any Affiliate (as defined in the Policy) of any of the foregoing persons or Immediate Family Members.

Notification Procedures. A transaction with a Related Person that is identified in advance is required to be disclosed to the General Counsel for review. In the event the Company becomes aware of a transaction with a Related Person that was not disclosed to the Company, the General Counsel will review the transaction. If the General Counsel determines that a transaction is a Related Person Transaction subject to the Policy, he will submit such transaction to the Audit Committee for consideration at the next Audit Committee meeting or, if it is not practicable or desirable to wait until the next Audit Committee meeting, to the Chair of the Audit Committee for prompt consideration. The Audit Committee, or the Chair of the Audit Committee, is authorized to approve those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, and that are consistent with the Company’s Code of Conduct Policy and Code of Ethics for Senior Financial Employees, as the Audit Committee or the Chair of the Audit Committee determines in good faith. The Audit Committee or the Chair of the Audit Committee will consider the relevant facts and circumstances of the Related Person Transaction, including (if applicable), the non-exclusive list of considerations set forth in the Related Persons Transaction Policy. Any ongoing or completed Related Person Transaction that is disapproved by the Audit Committee or the Chair of the Audit Committee is subject to corrective action by the Audit Committee.

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REPORT OF THE AUDIT COMMITTEE

This Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

What is the Audit Committee and are its members “independent”?

The Audit Committee is composed of six directors appointed by the Board of Directors, all of whom are independent from the Company and its management as independence for audit committee members is defined in the NYSE listing standards and Rule 10A-3 under the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors, which is available at the “Investors” tab on our website at www.prestigeconsumerhealthcare.com and is also available in print to any stockholder or other interested party who makes a written request to the Corporate Secretary. The primary function of the Audit Committee is to assist the Board of Directors in its oversight and monitoring of our financial reporting and audit process, our system of internal control, our risk assessment process and our process for monitoring compliance with laws, regulations and policies. The Audit Committee also recommends to the Board of Directors the selection of the Company’s independent registered public accounting firm.

Are the members of the Audit Committee “financially literate”?

The members of the Audit Committee are financially literate as that qualification is interpreted by the Board of Directors and the NYSE. In addition, the Board has determined that each of Messrs. Byom, Costley, Jenness and Johnson is an “audit committee financial expert” as defined by SEC regulations.

What is the relationship between management and the Audit Committee?

Management has the primary responsibility for establishing and monitoring adequate internal accounting and financial controls, the financial reporting process for preparing financial statements and compliance with the Company’s legal and ethics programs. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards generally accepted in the United States of America and for issuance of a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and report its findings to the full Board of Directors.

What steps did the Audit Committee take in recommending that our audited financial statements be included in our annual report?

•	The Audit Committee met and held discussions separately and jointly with each of management and PricewaterhouseCoopers LLP regarding the Company’s audited consolidated financial statements for 2019, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PricewaterhouseCoopers LLP’s audit of the effectiveness of the Company’s internal control over financial reporting.

•	Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, on a consistent basis, and the Audit Committee has reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and PricewaterhouseCoopers LLP. The Audit Committee discussed with PricewaterhouseCoopers LLP matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, as amended, “Communications with Audit Committees.”

•	The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence” and discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee also considered whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company is compatible with maintaining PricewaterhouseCoopers LLP’s independence from the Company. The Audit Committee concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.

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Based on its review of the Company’s audited financial statements and the discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for 2019 be included in the Company’s Annual Report on Form 10-K for 2019 for filing with the SEC.

MEMBERS OF THE 2019 AUDIT COMMITTEE

John E. Byom (Chairman)

Gary E. Costley

Sheila A. Hopkins

James M. Jenness

Carl J. Johnson

Natale S. Ricciardi

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

How do I submit a stockholder proposal for inclusion in the Proxy Statement for next year’s Annual Meeting?

To be included in our Proxy Statement for our 2020 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8, a proposal must be submitted by an eligible stockholder who complies with SEC Rule 14a-8 and must be received by us at our principal executive offices at 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary, by February 28, 2020 (or, if the 2020 Annual Meeting of Stockholders is called for a date more than 30 days before or after July 30, 2020, within a reasonable time before we begin to print and mail our proxy materials for the 2020 Annual Meeting).

When and how must I submit a notice to introduce a director nomination or other item of business for it to be raised at the 2020 Annual Meeting, but not included in the Company’s Proxy Statement?

Assuming that our 2020 Annual Meeting is not held more than 30 days prior to or delayed by more than 60 days after July 30, 2020, our Amended and Restated Bylaws provide that we must receive written notice of your intention to introduce a director nomination or other item of business at the 2020 Annual Meeting not less than 90 nor more than 120 days prior to July 30, 2020 (or between April 1, 2020 and May 1, 2020). If the Annual Meeting is held more than 30 days prior to or delayed by more than 60 days after July 30, 2020, our Amended and Restated Bylaws provide that we must receive your notice not earlier than 120 days prior to the date of such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the date on which public disclosure of such meeting was made. In the event of a special stockholders meeting to elect directors is called, our Amended and Restated Bylaws provide that we must receive your notice not later than the close of business on the 10th day following the date on which public disclosure of such meeting was made. If we do not receive notice within the prescribed dates, or if we meet other requirements of the SEC’s rules, such matters will not be brought before the 2020 Annual Meeting. In addition, nominations or proposals not made in accordance with the procedures described in our Amended and Restated Bylaws may be disregarded by the Chairman of the meeting. Any stockholder interested in making such a nomination or proposal should request a copy of our Amended and Restated Bylaws from the Corporate Secretary.

Any written stockholder proposal or nomination for director to be presented at a meeting of our stockholders must comply with the procedures and such other requirements as may be imposed by our Amended and Restated Bylaws, Delaware law, the NYSE, the Exchange Act and the rules and regulations of the SEC and must include the information necessary for the Board of Directors to determine whether the candidate (with respect to a nomination for director only) qualifies as independent under the NYSE’s and SEC’s rules and possesses the qualifications and experience we expect our directors to have.

FORM 10-K

We will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, as filed with the SEC, including the financial statements and financial statement schedule thereto. Written requests for copies of our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 should be directed to Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary. Our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 can also be downloaded without charge from the “Investors” tab of our website at www.prestigeconsumerhealthcare.com.

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FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of the federal securities laws.  “Forward-looking statements” generally can be identified by the use of forward-looking terminology such as “assumptions,” “target,” “guidance,” “outlook,” “plans,” “projection,” “may,” “will,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology.  These statements are based on management’s estimates and assumptions with respect to future events and are believed to be reasonable, although they are inherently uncertain and difficult to predict.  Actual results could differ materially from those expressed in the forward-looking statements as a result of a variety of factors.  A discussion of factors that could cause results to vary is included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and other periodic reports filed with the SEC.

By Order of the Board of Directors

William C. P’Pool
Senior Vice President, General Counsel & Corporate Secretary

June 28, 2019

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APPENDIX A

About Non-GAAP Financial Measures

We define Non-GAAP Adjusted EBITDA as GAAP net income, plus interest expense, provision for taxes, and depreciation and amortization, with additional adjustments for integration, transition, purchase accounting, legal and various other costs associated with acquisitions and divestitures, tradename impairment and tax adjustment associated with acquisitions. We define Non-GAAP Adjusted Net Income as GAAP Net Income (Loss) before certain integration, transition, acquisition and divestiture-related costs, goodwill and tradename impairment, gain on divestiture, accelerated amortization of debt origination costs, loss on extinguishment of debt, applicable tax impact associated with these items and normalized tax rate adjustment.

We are presenting Non-GAAP Adjusted EBITDA because it is a metric included in our Annual Cash Incentive Plan (“AIP”) against which our performance is measured.

The following tables set forth the reconciliation of Non-GAAP Adjusted EBITDA, and Non-GAAP Adjusted Net Income which are non-GAAP financial measures, to GAAP net income, our most directly comparable financial measure presented in accordance with GAAP.

ADJUSTED EBITDA

	2015	2016	2017	2018	2019
(dollar values in thousands)
GAAP Net Income (Loss)	$78,260	$99,907	$69,395	$339,570	$(35,800)
Interest Expense, net	81,234	85,160	93,343	105,879	105,082
Provision (benefit) for income taxes	49,198	57,278	41,455	(232,484)	(2,255)
Depreciation and amortization	17,740	23,676	25,792	33,426	31,779
Non-GAAP EBITDA	226,432	266,021	229,985	246,391	98,806

Inventory step up	2,225	1,387	1,664	-	-
Costs associated with CEO transition	-	1,406	-	-	-
Integration, transition, and other Acquisition/Divestiture costs	21,507	2,401	19,624	5,528	4,442
Stamp Duty	2,940	-	-	-	-
Loss on extinguishment of debt	-	17,970	1,420	2,901	-
Tradename impairment	-	-	-	99,924	229,461
(Gain) Loss on divestitures	(1,133)	-	51,820	-	(1,284)
Tax adjustment associated with acquisitions	-	-	-	704	-
Adjustments to EBITDA	25,539	23,164	74,528	109,057	232,619
Non-GAAP Adjusted EBITDA	$251,971	$289,185	$304,513	$355,448	$331,425

ADJUSTED NET INCOME

	2019		2018
	Net Income	EPS	Net Income	EPS
(dollar values in thousands, except per share data)
GAAP Net Income (Loss)	$(35,800)	$(0.68)	$339,570	$6.34
Adjustments
Integration, Transition, and other Acquisition/Divestiture costs	4,442	0.08	5,528	0.11
Loss on extinguishment of debt	-	-	2,901	0.05
Additional expense as a result of Term Loan debt refinancing	-	-	270	-
(Gain) loss on divestitures	(1,284)	(0.02)	-	-
Accelerated amortization of debt discounts and debt issue costs	706	0.01	392	0.01
Tradename impairment	229,461	4.38	99,924	1.87
Tax adj. associated with acquisition in G&A expense	-	-	704	0.01
Tax impact on adjustments	(57,863)	(1.10)	(38,804)	(0.72)
Normalized tax rate adjustment	6,132	0.11	(272,201)	(5.09)
Total adjustments	181,594	3.46	(201,286)	(3.76)
Non-GAAP Adjusted Net Income and Non-GAAP Adjusted EPS	$145,794	$2.78	$138,284	$2.58

Note: Reported GAAP is calculated using diluted shares outstanding. Diluted shares outstanding for the three months ended March 31, 2019 and 2018 are 52,373 and 53,512, respectively

A-1

ANNUAL MEETING OF STOCKHOLDERS OF PRESTIGE CONSUMER HEALTHCARE INC. July 30, 2019 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on July 30, 2019: The Proxy Statement, Proxy Card and the 2019 Annual Report to Stockholders are available at the Investors tab of www.prestigeconsumerhealthcare.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. To elect seven directors to serve until the 2019 Annual Meeting of Stockholders. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINESS FOR ALL EXCEPT (See instructions below) NOMINEES: Ronald M. Lombardi John E. Byom Gary E. Costley Sheila A. Hopkins James M. Jenness Natale S. Ricciardi Christopher J. Coughlin INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. FOR AGAINST ABSTAIN 2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Prestige Consumer Healthcare Inc. for the fiscal year ending March 31, 2020. 3, Say on Pay - An advisory vote on the resolution to approve the compensation of Prestige Consumer Healthcare lnc.’s named executive officers. 4. To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees in Proposal 1 and FOR Proposals 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF PRESTIGE CONSUMER HEALTHCARE INC. July 30, 2019 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on July 30, 2019: The Proxy Statement, Proxy Card and the 2019 Annual Report to Stockholders are available at the Investors tab of www.prestigeconsumerhealthcare.com Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 20730300000000000000 9 073019 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: Ronald M. Lombardi John E. Byom Gary E. Costley Sheila A. Hopkins James M. Jenness Natale S. Ricciardi Christopher J. Coughlin INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. FOR AGAINST ABSTAIN 2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Prestige Consumer Healthcare Inc. for the fiscal year ending March 31, 2020. 3. Say on Pay-An advisory vote on the resolution to approve the compensation of Prestige Consumer Healthcare Inc.’s named executive officers. 4. To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof. This proxy, when property executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees in Proposal 1 and FOR Proposals 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. Signature of Stockholder Dale: Signature of Stockholder : Date: Note: Please sign exactly as your name or names appear on this Proxy, When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 PRESTIGE CONSUMER HEALTHCARE INC. 660 WHITE PLAINS ROAD TARRYTOWN, NY 10591 This proxy is solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on July 30, 2019 at 10:00 a.m. (Eastern Daylight Time). The undersigned hereby appoints William P’Pool and Christine Sacco, and each of them, lawful agents and proxies with full power of substitution, to represent and to vote as designated below, all shares of common stock of PRESTIGE CONSUMER HEALTHCARE INC. held by the undersigned at the close of business on June 13, 2019, at the Annual Meeting of Stockholders to be held on July 30, 2019 at 10:00 a.m. (Eastern Daylight Time) at 660 White Plains Road, Tarrytown, NY 10591, and at any postponement or adjournment thereof, on all matters coming before said meeting. To attend the Annual Meeting and vote in person, please see “Who may attend the Annual Meeting?” and “How do I vote?” in the Proxy Statement. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE AND SIGN THIS PROXY CARD ON THE REVERSE SIDE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE, OR THE INTERNET. 1.1 (Continued and to be signed on the reverse side.) 14475